    As filed with the Securities and Exchange Commission on November 13, 1997

                                                       Registration No. 33-34957
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 AMENDMENT NO. 6

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       HOMESIDE MORTGAGE SECURITIES, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                        7301 Baymeadows Way                         59-2957725
   (State or other jurisdiction of         Jacksonville, Florida 32256                  (I.R.S. Employer
    incorporation or organization)                (904) 281-3000                     Identification Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             ROBERT J. JACOBS, ESQ.
                       HomeSide Mortgage Securities, Inc.
                               7301 Baymeadows Way
                           Jacksonville, Florida 32256
                                 (904) 281-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                             STEVEN J. MOLITOR, ESQ.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           From time to time after this Amendment becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Information Contained Herein Is Subject to Completion or Amendment. A Registration Statement Relating to These Securities Has Been Filed with The Securities and Exchange Commission. These Securities May Not Be Sold Nor May Offers to Buy Be Accepted Prior to the Time the Registration Statement Becomes Effective. This Prospectus Shall Not Constitute an Offer to Sell or the Solicitation of an Offer to Buy Nor Shall There Be Any Sale of These Securities in Any State in Which Such Offer, Solicitation or Sale Would Be Unlawful Prior to Registration or Qualification under the Securities Laws of Any Such State.


                     SUBJECT TO COMPLETION NOVEMBER 13, 1997




           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED           , 199

                       HOMESIDE MORTGAGE SECURITIES, INC.
                                    (SELLER)

                             HOMESIDE LENDING, INC.
                                   (SERVICER)

                              $      (APPROXIMATE)

       [REMIC Multi-Class] Mortgage Pass-Through Certificates, Series 199_

 Principal and interest payable on the 25th day of each month beginning in 199_.


         The [REMIC Multi-Class] [Mortgage] Pass-Through Certificates, Series 199_ (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of [fixed-rate,] [adjustable-rate,] first-lien, fully-amortizing, conventional, one- to four-family mortgage loans having original terms to maturity of ___ to ___ years (the "Mortgage Loans") and sold by HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller"). See "Description of the Mortgage Pools and the Mortgaged Properties" herein. [Description of subordination of classes, if applicable.]


         NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         PROSPECTIVE INVESTORS IN THE CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS.

                                    CLASS CERTIFICATE                                          [SCHEDULED FINAL
                                   PRINCIPAL BALANCE(1)       CERTIFICATE INTEREST RATE      DISTRIBUTION DATE(2)]
                                   --------------------       -------------------------      ---------------------
[Classes of Certificates]

(1)      Approximate, subject to adjustment as described herein.

(2) Determined on the basis of the assumptions set forth under "Yield and Weighted Average Life Considerations--Final Payment Considerations [and Scheduled Final Distribution Dates of the Certificates]" herein.

         [Descriptions of material transfer restrictions on certain Classes of Certificates.] [The Class R Certificates ("the Residual Certificates") may not be purchased by or transferred to (i) a Disqualified Organization or Book-Entry Nominee (as defined in the accompanying Prospectus), (ii) except under limited circumstances, a person who is not a U.S. Person (as defined in the accompanying Prospectus), (iii) an ERISA Plan (as defined herein) or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect thereto. See "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.]


         There is currently no secondary market for the Certificates offered hereby and there can be no assurance that such a market will develop. [ (the "Underwriter") has indicated its intention to make a market in the Certificates offered hereby, but it is not obligated to do so.] There is no assurance that any such market, if established, will continue. See "Summary of Terms--Liquidity Considerations."



         [The Certificates offered hereby will be purchased by the Underwriter from the Seller and are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Plan of Distribution" herein. Proceeds to the Seller from the sale of the Certificates will be approximately % of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, plus accrued interest thereon from the Cut-off Date, before deducting issuance expenses payable by the Seller.]


         [The Certificates offered hereby are offered by the Underwriter, as specified herein, subject to receipt and acceptance thereof and subject to its right to reject any order in whole or in part. It is expected that delivery of the Certificates offered hereby [(other than the Class R and the Class Certificates)] will be made through the book-entry facilities of [The Depository Trust Company], and that delivery of the Class R and the Class Certificates in definitive, fully-registered form will be made at the offices of the Underwriter, New York, New York, on or about , 199 .]

                                 [UNDERWRITER]

          The date of this Prospectus Supplement is            , 199 .

         The Certificates offered hereby will be issued in the classes (each, a "Class") and with the characteristics set forth on the cover hereof. Interest will accrue on each Class of the Certificates [other than the Class Certificates] at the respective Certificate Interest Rates set forth on the cover hereof. Principal and interest will be distributable on the Certificates on each Distribution Date (as defined herein) commencing in 199 . On each Distribution Date, to the extent funds are available therefor, the amount of interest distributable on each Certificate offered hereby [other than the Class Certificates] will equal 30 days of interest at the applicable Certificate Interest Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date, less such Certificate's share of any Net Interest Shortfall [and the interest portion of any Realized Losses] (each as defined herein) with respect to the Mortgage Loans. Principal of the Certificates offered hereby [other than the Class Certificates] will be distributable monthly on each Distribution Date to the extent and in the manner described herein.

         THE YIELD TO MATURITY ON THE CERTIFICATES WILL BE AFFECTED, IN VARYING DEGREES, BY THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS INCLUDED IN THE RELATED MORTGAGE POOL, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. [A RAPID RATE OF PRINCIPAL PREPAYMENTS WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD OF THE CLASS CERTIFICATES AND COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS CERTIFICATES TO FULLY RECOVER THEIR INVESTMENT.]


         [Beneficial interests in the Certificates offered hereby [other than the Class R and the Class Certificates] will be held by investors only through the book-entry facilities of the Depository (as defined herein). Distributions on such Classes of Certificates, and transfers of beneficial interests therein, will be made as described herein. No person will be entitled to receive a physical certificate representing such Certificates except under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Certificates" herein.]


         [For federal income tax purposes, an election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"). Each Class of the Certificates other than the Residual Certificates (the "Regular Certificates") will be designated as regular interests in the REMIC and generally will be treated as debt instruments for federal income tax purposes. The Residual Certificates will be designated as the residual interests in the REMIC. Prospective investors are cautioned that the Residual Certificateholders' REMIC taxable income and the tax liability thereon may exceed cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. See "Summary of Terms--Federal Income Tax Consequences" and "Federal Income Tax
Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.]


         THE CERTIFICATES OFFERED HEREBY CONSTITUTE A PART OF A SERIES OF PASS-THROUGH CERTIFICATES BEING OFFERED BY HOMESIDE MORTGAGE SECURITIES FROM
TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED            , 199  OF WHICH THIS
PROSPECTUS SUPPLEMENT IS A PART. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CERTIFICATES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS

PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.


         [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.


Securities Offered.........................................   [REMIC Multi-Class] Mortgage Pass-Through Certificates,
                                                              Series 199 - (the "Certificates"), in the Classes and
                                                              aggregate original Certificate Principal Balances, subject to adjustment as described herein (each a "Class Certificate
                                                              Principal Balance"), set forth on the cover hereof. The
                                                              aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans underlying the Certificates (the
                                                              "Mortgage Loans") will be approximately $        as of the
                                                              Cut-off Date (subject to a permitted upward or downward
                                                              variance of up to     %).

                                                              Each of the Classes of Certificates offered hereby, [other than the Class Certificates and the Residual Certificates], will be registered as a single certificate held by a nominee of [The Depository Trust Company] (the "Depository"), and
                                                              beneficial interests therein will be held by investors
                                                              through the book-entry facilities of the Depository, as
                                                              described herein, in minimum denominations in Certificate
                                                              Principal Balance of $ and integral multiples of $1,000 in excess thereof. [The Class Certificates will be [held by
                                                              investors through the book-entry facilities of the
                                                              Depository] [issued in certificated form], in minimum
                                                              denominations in Notional Principal Balance of $ and
                                                              integral multiples of $1,000 in excess thereof.] [The Class
                                                              Certificates will be issued in certificated form in minimum denominations in Certificate Principal Balance of $ and
                                                              integral multiples of $1,000 in excess thereof.] [The
                                                              Residual Certificates will be issued in certificated form as a single Certificate representing the entire Class
                                                              Certificate Principal Balance thereof.]

Seller.....................................................   HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage
                                                              Securities" or the "Seller"). See "HomeSide Mortgage
                                                              Securities, Inc." in the Prospectus.

Servicer...................................................   HomeSide Lending, Inc. ("HomeSide Lending" or the
                                                              "Servicer"). See "HomeSide Lending, Inc." in the Prospectus.
                                                              [Reference to other direct servicers or subservicers to be added if material.]

Trustee....................................................                (the "Trustee"). See "The Pooling and Servicing
                                                              Agreement--Trustee" herein.

Cut-off Date...............................................                     1, 199 .

Closing Date...............................................   On or about        , 199 .

Mortgage Pool..............................................   The Certificates will represent the entire beneficial
                                                              interest in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist of a pool (the "Mortgage
                                                              Pool") of [fixed-rate,] [adjustable-rate,]
                                                              fully-amortizing, conventional mortgage loans that are
                                                              secured by first liens on one- to four-family residential
                                                              properties (the "Mortgaged Properties"). The Mortgage
                                                              Loans will have original terms to maturity of         to
                                                                        years. See "Description of the Mortgage Pools
                                                              and the Mortgaged Properties" herein.

Description of the Certificates............................   The Certificates will be issued pursuant to a Pooling and
                                                              Servicing Agreement, to be dated as of the Cut-Off Date
                                                              (the "Agreement"), among the Seller, the Servicer and the
                                                              Trustee. To the extent funds are available therefor,
                                                              distributions on the Certificates will be made on the 25th day of each month or, if such 25th day is not a business
                                                              day, on the succeeding business day (each, a "Distribution
                                                              Date"), commencing in            199 , to holders of record
                                                              on the close of business on the last business day of the
                                                              month preceding the month of such Distribution Date (the
                                                              "Record Date").

Distributions on the Certificates..........................   Interest. On each Distribution Date, interest will be
                                                              distributable on each Class of the Certificates [other
                                                              than the Class   Certificates] from the Available Funds (as
                                                              defined herein) for such Distribution Date in an aggregate amount equal to the Accrued Certificate Interest for such
                                                              Class on such Distribution Date, plus any Accrued
                                                              Certificate Interest thereon remaining undistributed from
                                                              previous Distribution Dates. Interest will accrue on the
                                                              Certificates offered hereby [other than the Class
                                                              Certificates] at the respective Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest
                                                              Accrual Period").

                                                              The "Accrued Certificate Interest" for any Certificate for
                                                              any Distribution Date will equal the interest accrued
                                                              during the related Interest Accrual Period at the
                                                              applicable Certificate Interest Rate on the Certificate
                                                              Principal Balance [(or, in the case of a Class
                                                              Certificate, the Notional Principal Balance)] of such
                                                              Certificate immediately prior to such Distribution Date,
                                                              less such Certificate's share of any Net Interest
                                                              Shortfall (as defined herein) [and the interest portion of
                                                              Realized Losses] in respect of the Mortgage Pool. Such
                                                              shortfall or losses will be allocated among the related
                                                              Certificates in proportion to the amount of Accrued
                                                              Certificate Interest that, in the absence of such
                                                              shortfall or losses, would have been allocated thereto in
                                                              respect of the Mortgage Loans experiencing such shortfalls or losses. Interest will be calculated on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

                                                              See "Description of the Certificates--Distributions on the
                                                              Certificates--Interest" herein.

                                                              Principal. Principal will be distributable monthly on the
                                                              Certificates [other than the Class Certificates] on each
                                                              Distribution Date in an aggregate amount (the "Principal
                                                              Distribution Amount") equal to the Available Funds (as
                                                              defined herein) in respect of the Mortgage Pool remaining
                                                              in the Certificate Account after the distribution of
                                                              interest on the Certificates on such Distribution Date.
                                                              Subject to such limitation, the Principal Distribution
                                                              Amount will be allocated among the Classes of Certificates in the manner described herein. Distributions of principal on a Class of Certificates will be made on a pro rata
                                                              basis among all outstanding Certificates of such Class.
                                                              See "Description of the Certificates--Distributions on the
                                                              certificates" herein.

                                                              [Description of any Classes with special payment features, such as "planned amortization" or "targeted amortization"
                                                              Certificates.]

[Additional Rights of the Residual Certificateholders......   In addition to distributions of principal and interest
                                                              payable out of the Available Funds, the holders of the
                                                              Class R Certificates will be entitled to receive (i) the
                                                              amounts, if any, of Available Funds remaining in the
                                                              Certificate Account on any Distribution Date after
                                                              distributions of principal and interest on the
                                                              Certificates on such date and (ii) the proceeds, if any,
                                                              of the assets of the Trust Fund remaining in the REMIC
                                                              after the Class Certificate Principal Balances of all
                                                              Classes of the Certificates have been reduced to zero. It
                                                              is not anticipated that any material assets will be
                                                              remaining at any such time. See "Description of the
                                                              Certificates--Additional Rights of the Residual
                                                              Certificateholders" herein.]

[Advances..................................................   The Servicer will be obligated to advance delinquent
                                                              installments of principal and interest (net of the related
                                                              Servicing Fees) on the Mortgage Loans included in each
                                                              Mortgage Pool under certain circumstances. See "The
                                                              Pooling and Servicing Agreement--Advances" herein.]

Credit Enhancement.........................................   The forms of credit enhancement described below will be
                                                              employed in order to enhance the likelihood of regular
                                                              receipt by Certificateholders of the scheduled amounts due them and to afford such Certificate limited protection
                                                              against losses. See "The Pooling and Servicing
                                                              Agreement--Insurance and Related Arrangements" herein.

                                                              [Description of applicable credit enhancement, such as
                                                              subordination, mortgage pool insurance policy, special
                                                              hazard insurance policy or limited guarantee.]

                                                              The amount of coverage under the foregoing forms of credit enhancement is limited, and payment thereunder is subject
                                                              to certain conditions and limitations. In the event losses occur which are not covered by such credit enhancement, or losses occur in amounts exceeding the coverage provided
                                                              thereby, shortfalls in distributions to Certificateholders will occur.]

Prepayment and Yield Considerations........................   The rate of principal payments on the Certificates, the
                                                              aggregate amount of each interest payment on the
                                                              Certificates and the yield to maturity of the Certificates are related to the rate of principal payments on or in
                                                              respect of the Mortgage Loans. Mortgage principal payments may be in the form of scheduled principal payments,
                                                              voluntary prepayments by the mortgagors (such as, for
                                                              example, prepayments in full due to refinancings or
                                                              prepayments in connection with biweekly payment programs)
                                                              and prepayments resulting from default, foreclosure,
                                                              casualty, condemnation and similar events and certain
                                                              purchases by the Servicer or the Seller of the Mortgage
                                                              Loans under the circumstances described herein. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. Mortgage prepayment
                                                              rates are likely to fluctuate significantly. In general,
                                                              when prevailing mortgage interest rates decline
                                                              significantly below the interest rates on the Mortgage
                                                              Loans, the prepayment rate on the Mortgage Loans is likely to increase, and when prevailing mortgage interest rates
                                                              rise significantly above the interest rates on the
                                                              Mortgage Loans in the Mortgage Pool, the prepayment rate
                                                              on such Mortgage Loans is likely to decrease, although
                                                              other economic, geographic and social factors also may
                                                              influence the prepayment rate. See "Yield and Weighted
                                                              Average Life Considerations--Prepayments."

                                                              Full and partial prepayments and other unscheduled
                                                              recoveries of principal will reduce the amount of interest available for distribution to Certificateholders in the
                                                              following month from the amount which would have been
                                                              available in the absence of such prepayments or
                                                              recoveries. Any shortfalls in interest as a result of such early receipt of principal [to the extent not offset by a
                                                              Compensating Interest Payment (as defined herein) made by
                                                              the Servicer] generally will produce a lower yield on such
                                                              Certificates than would otherwise be the case. [The
                                                              interest distributable on the Certificates will also be
                                                              reduced by the amount of Realized Losses in respect of the
                                                              Mortgage Pool.]

                                                              The yields to investors will be sensitive in varying
                                                              degrees to the rate and timing of Mortgage Loan
                                                              prepayments (including unscheduled recoveries of
                                                              principal). The extent to which the yield to maturity of a
                                                              Certificate is sensitive to prepayments and other
                                                              unscheduled receipts of principal will depend upon the
                                                              degree to which it is purchased at a discount or premium.
                                                              In the case of Certificates purchased at a premium, faster than anticipated rates of principal payments on the
                                                              Mortgage Loans could result in actual yields to such
                                                              investors that are lower than the anticipated yields. In
                                                              the case of Certificates purchased at a discount, slower
                                                              than anticipated rates of principal payments could result
                                                              in actual yields to investors that are lower than the
                                                              anticipated yields.

                                                              Rapid rates of prepayments on the Mortgage Loans are
                                                              likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an
                                                              investor in the Certificates may be able to reinvest
                                                              amounts received as payments on the investor's
                                                              Certificates may be lower than the yield on such
                                                              Certificates. Conversely, slow rates of prepayments on the
                                                              Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at
                                                              such high rates may be relatively low.

                                                              The Certificates were structured on the basis of, among other
                                                              things, a prepayment assumption of     % of the Prepayment
                                                              Assumption (as defined herein) and corresponding weighted
                                                              average lives as described herein. The weighted average
                                                              lives of the Certificates offered hereby at      % of the
                                                              Prepayment Assumption, based on the assumptions described
                                                              under "Yield and Weighted Average Life
                                                              Considerations--Weighted Average Lives of the
                                                              Certificates--Table of Class Certificate Principal
                                                              Balances" are set forth in such table herein. The Mortgage
                                                              Loans are not likely to prepay at a constant rate of     % of
                                                              the Prepayment Assumption or any other constant rate, and
                                                              the actual weighted average lives of the related
                                                              Certificates are likely to differ from those shown in such tables.

                                                              The prepayment, yield and other assumptions to be used for pricing purposes for the respective Classes of
                                                              Certificates may vary as determined at the time of sale.
                                                              Each prospective investor is urged to make an investment
                                                              decision with respect to the Certificates proposed to be
                                                              purchased by such investor based upon a comparison of the
                                                              desired yield to the anticipated yield on such
                                                              Certificates resulting from the price to be paid by such
                                                              investor for such Certificates and such investor's own
                                                              determination as to the anticipated rate of prepayments on the related Mortgage Pool.

                                                              [Principal distributions on the Certificates will be made
                                                              by reference to principal balance schedules, as described
                                                              herein.] The weighted average lives of all Classes of the
                                                              Certificates will be affected in part by the prepayment
                                                              experience of the Mortgage Loans in the related Mortgage
                                                              Pool and the resulting allocation of principal payments on the Certificates.

                                                              The yield on certain Classes of the Certificates also may
                                                              be affected by any purchase by the Servicer of the
                                                              Mortgage Loans in the Trust Fund as described under "The
                                                              Pooling and Servicing Agreement--Termination" herein and
                                                              "The Pooling and Servicing Agreement--Termination;
                                                              Purchase of Mortgage Loans" in the Prospectus.

                                                              The effective yield to holders of Certificates [other than the Class Certificates] will be lower than the yield
                                                              otherwise produced by the applicable Certificate Interest
                                                              Rate and the applicable purchase prices thereof because,
                                                              while interest will accrue from the first day of each
                                                              month, the distribution of such interest will not be made
                                                              until the 25th day (or if such day is not a business day,
                                                              the immediately following business day) of the month
                                                              following the month of accrual. In addition, the effective yield on the Certificates will be affected by any interest shortfalls in respect of the Mortgage Pool. See
                                                              "Description of the Certificates" herein.

Optional Termination.......................................   The Servicer may, at its option, purchase from the Trust
                                                              Fund all of the Mortgage Loans remaining in the Trust
                                                              Fund, and thereby effect the early retirement of the
                                                              Certificates, on any Distribution Date if the aggregate
                                                              Scheduled Principal Balance of the Mortgage Loans in the
                                                              Trust Fund is less than 10% of the aggregate Scheduled
                                                              Principal Balance thereof as of the Cut-off Date. See "The
                                                              Pooling and Servicing Agreement-- Termination" herein and
                                                              "The Pooling and Servicing Agreement--Termination;
                                                              Purchase of Mortgage Loans" in the Prospectus.

[Scheduled Final Distribution Dates........................   The rate of payment of principal of the Certificates will
                                                              depend on the rate of payment of principal of the related
                                                              Mortgage Loans which, in turn, will depend on the
                                                              characteristics of such Mortgage Loans, the level of
                                                              prevailing interest rates and other economic, geographic
                                                              and social factors. No assurance can be given as to the
                                                              actual payment experience of the Mortgage Loans. The
                                                              Scheduled Final Distribution Date for each Class of the
                                                              Certificates offered hereby is the date months after the
                                                              date on which the Class Certificate Principal Balance
                                                              thereof would be reduced to zero based on certain
                                                              assumptions regarding the characteristics of the Mortgage
                                                              Loans and other assumptions described herein. Because
                                                              certain Mortgage Loans will have remaining terms to
                                                              maturity that are shorter and Mortgage Rates that are
                                                              lower than those assumed in calculating the Scheduled
                                                              Final Distribution Dates of such Certificates, the Class
                                                              Certificate Principal Balances of the Certificates may be
                                                              reduced to zero prior to their respective Scheduled Final
                                                              Distribution Dates. In addition, delinquencies could
                                                              result in distributions after the respective Scheduled
                                                              Final Distribution Dates except to the extent offset by
                                                              any advances made by the Servicer and the forms of credit
                                                              enhancement described herein. As a result, the Class
                                                              Certificate Principal Balance of each Class of the
                                                              Certificates offered hereby may be reduced to zero
                                                              significantly earlier or later than its respective
                                                              Scheduled Final Distribution Date.]


 Federal Income Tax Consequences...........................   [The Certificates other than the Class R Certificates (the
                                                              "Regular Certificates") will be treated as regular
                                                              interests in the REMIC and generally will be treated as
                                                              debt instruments issued by such REMIC for federal income
                                                              tax purposes. Certain Classes of the Regular Certificates
                                                              may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of
                                                              accrual of any original issue discount on the Regular
                                                              Certificates for federal income tax purposes (and whether
                                                              such original issue discount is de minimis), and that may
                                                              be used by a holder of a Regular Certificate to amortize
                                                              premium, will be     % of the Prepayment Assumption. No
                                                              representation is made that the Mortgage Loans in either
                                                              Mortgage Pool will prepay at such rate or at any other
                                                              rate.]


                                                              [The holders of the Residual Certificates will be subject
                                                              to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further,
                                                              significant restrictions apply to the transfer of the
                                                              Residual Certificates.

                                                              See "Description of the Certificates--Restrictions on
                                                              Transfer of the Residual Certificates."]


                                                              See "Federal Income Tax Consequences" herein and "Federal
                                                              Income Tax Consequences--REMIC Certificates" in the
                                                              Prospectus.]


Legal Investment...........................................   The Certificates offered hereby [will] constitute
                                                              "mortgage related securities" for purposes of the
                                                              Secondary Mortgage Market Enhancement Act of 1984
                                                              ("SMMEA"). However, institutions whose investment
                                                              activities are subject to legal investment laws and
                                                              regulations or review by certain regulatory authorities
                                                              may be subject to restrictions on investment in the
                                                              Certificates. See "Legal Investment Matters" herein.

ERISA Considerations.......................................   Fiduciaries of employee benefit plans subject to the
                                                              Employee Retirement Income Security Act of 1974, as
                                                              amended ("ERISA") or plans subject to Section 4975 of the
                                                              Internal Revenue Code of 1986 (the "Code") should
                                                              carefully review with their legal advisors whether the
                                                              purchase or holding of the Certificates offered hereby
                                                              could give rise to a transaction prohibited or not
                                                              otherwise permissible under ERISA or the Code. [The Class
                                                              Certificates and the Residual Certificates may not be
                                                              acquired by an ERISA Plan and transfer thereof is subject
                                                              to the restrictions described herein.] See "ERISA
                                                              Considerations" herein.

Certificate Ratings........................................   It is a condition of issuance of the Certificates that the
                                                              Certificates offered hereby be rated "  " by [and "   "
                                                              by             ]. The ratings of the Certificates should
                                                              be evaluated independently from similar ratings on other
                                                              types of securities. A security rating is not a
                                                              recommendation to buy, sell or hold securities and may be
                                                              subject to revision or withdrawal at any time by the
                                                              assigning rating agency. The ratings do not address the
                                                              possibility that Certificateholders may suffer a lower
                                                              than anticipated yield. See "Certificate Ratings" herein.

Liquidity Considerations...................................   There is currently no secondary market for the
                                                              Certificates offered hereby, and there can be no assurance that such a market will develop. [Underwriter] has
                                                              indicated its intention to make a secondary market in the
                                                              Certificates offered hereby, but it is not obligated to do
                                                              so.] There can be no assurance that a secondary market for such Certificates will develop, or if it does develop,
                                                              will continue for the life of the Certificates, or provide investors with liquidity of investment. In addition, there can be no assurance that an investor in a Certificate will be able to sell such Certificate at a price that is equal
                                                              to or greater than the price at which such investor
                                                              purchased such Certificate.

                                                              Information available to investors that desire to sell
                                                              their Certificates in the secondary market may be limited.
                                                              In particular, price quotations regarding specific Classes of the Certificates are not currently available in any
                                                              newspaper or other source that is widely available to
                                                              investors.

Use of Proceeds............................................   Substantially all of the net proceeds from the sale of the
                                                              Certificates offered hereby will be applied by the Seller
                                                              to the purchase price of the Mortgage Loans and the
                                                              expenses connected with pooling such Mortgage Loans and
                                                              issuing the Certificates.

                                  RISK FACTORS

      [Describe risks inherent to the Certificates of the related series.]

          DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

GENERAL

         The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, [fixed-rate,] [adjustable-rate,] fully-amortizing mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties (the "Mortgaged Properties").

         Certain data with respect to the Mortgage Loans is set forth below. A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date and will also include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the "Mortgage Rates"), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the original Class Certificate Principal Balance (or, in the case of the Class Certificates, the Notional Principal Balance) of each Class of Certificates on the date of issuance of the Certificates, and [information regarding exact amount of any forms of credit enhancement]. The Agreement (as defined herein) and its exhibits, will be filed as an exhibit to the Detailed Description.

         The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month [and Deficient Valuations occurring after the Bankruptcy Termination Date (as such terms are defined herein)], irrespective of any delinquency in payment by the related borrower (the "Mortgagor"). The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans in such Mortgage Pool that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

         [Description of limited documentation loans, if any, Primary Mortgage Insurance Policy coverage, if applicable, and other loan characteristics meriting description to be included if material.]

THE MORTGAGE LOANS

         The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $__________ . This amount is subject to a permitted upward or downward variance of up to _____%.

         The Mortgage Rates borne by the Mortgage Loans are expected to range from _____% to _____% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between _____% and _____% per annum. The original principal balances of the Mortgage Loans are expected to range from $__________ to $__________ and, as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $__________ , after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be __________, and the month and year of the latest scheduled maturity date of any such Mortgage Loan will be __________. All of the Mortgage Loans will have original terms to maturity of _______ to _______ years, and it is expected that the weighted average scheduled remaining term to maturity of the Mortgage Loans will be between ______ and _____ months as of the Cut-off Date.

         The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

         No more than _____% of such Mortgage Loans will be Mortgage Loans each having a Scheduled Principal Balance of more than $__________ .

         No more than _____% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of _____%, no more than _____% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of _____%, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of _____%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between _____% and _____%.

         No more than _____% of such Mortgage Loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

         [The proceeds of at least _____% of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than _____% of such Mortgage Loans will have been "Cash-Out Refinance Loans" (as defined in the Prospectus).]

         [No more than _____% of such Mortgage Loans will be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six month period. No Mortgage Rate may exceed the "bought down" rate by more than percentage points, and no buy-down period will exceed years.]

         No more than _____% of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.


         Between _____% and _____% of such Mortgage Loans will be secured by Mortgaged Properties located in __________. The majority of the Mortgage Loans will be secured by Mortgaged Properties located in ____________, ____________, ___________ and ___________. No more than _____% of such Mortgage Loans will be secured by Mortgaged Properties located in any one state except ___________.


         At least _____% of such Mortgage Loans will be secured by Mortgaged Properties determined by the Seller to be the primary residence of the Mortgagor. The sole basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

         At least _____% of such Mortgage Loans will be secured by single-family, detached residences.

         [No more than _____% of such Mortgage Loans will be secured by condominium units.]

         Set forth below is a description of certain additional characteristics of the Mortgage Loans expected to be included in the Trust Fund.

                    CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES

                                                                                              Percentage of Cut-off Date
  Range of Cut-off Date Principal                                  Cut-off Date Scheduled         Aggregate Principal
              Balance                 Number of Mortgage Loans        Principal Balance                Balance
Total............................                                        $                             100.0%
                                            =============                ============                  ======


                             LOAN-TO-VALUE RATIO (1)

                                                                                              Percentage of Cut-off Date
  Range of Cut-off Date Principal                                  Cut-off Date Scheduled        Aggregate Principal
              Balance                 Number of Mortgage Loans        Principal Balance                Balance
Total...............................                                     $                             100.0%
                                            =============                ============                  ======

(1) The "Loan-to-Value Ratio" of a Mortgage Loan is the ratio (expressed as a percentage) that the original principal balance of such Mortgage Loan bears to the appraised value (or the purchase price, if greater) of the related Mortgaged Property at the time such Mortgage Loan was originated (or if the proceeds of such Mortgage Loan were used to refinance an existing mortgage, the appraised value based on the most recent appraisal).


                                 MORTGAGE RATES



                                                                                              Percentage of Cut-off Date
                                                                   Cut-off Date Scheduled             Aggregate
      Range of Mortgage Rates         Number of Mortgage Loans        Principal Balance           Principal Balance
Total...............................                                     $                             100.0%
                                            =============                ============                  ======



                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                                                              Percentage of Cut-off Date
                                                                   Cut-off Date Scheduled             Aggregate
               State                  Number of Mortgage Loans        Principal Balance           Principal Balance
Total...............................                                     $                             100.0%
                                            =============                ============                  ======



                               YEAR OF ORIGINATION


                                                                   Cut-off Date Scheduled     Percentage of Cut-off Date
        Year of Origination           Number of Mortgage Loans        Principal Balance       Aggregate Principal Balance
Total...............................                                     $                             100.0%
                                            =============                ============                  ======


           MONTHS REMAINING TO STATED MATURITY AS OF THE CUT-OFF DATE


   Number of Months Remaining to                                   Cut-off Date Scheduled     Percentage of Cut-off Date
          Stated Maturity             Number of Mortgage Loans        Principal Balance       Aggregate Principal Balance
Total...............................                                     $                             100.0%
                                            =============                ============                  ======

                          TYPES OF MORTGAGED PROPERTIES


                                                                   Cut-off Date Scheduled     Percentage of Cut-off Date
           Property Type              Number of Mortgage Loans        Principal Balance       Aggregate Principal Balance
Single family detached..............
Single-family attached..............
2-4 Units...........................
Total...............................                                     $                             100.0%
                                            =============                ============                  ======


                         USE OF MORTGAGED PROPERTIES (1)


                                                                   Cut-off Date Scheduled     Percentage of Cut-off Date
           Property Type              Number of Mortgage Loans        Principal Balance       Aggregate Principal Balance
Investor............................
Second home.........................
Primary residence...................
Total...............................                                     $                             100.0%
                                            =============                ============                  ======


(1)      Based on information supplied by the Mortgagor in the loan application.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Agreement"), among HomeSide Mortgage Securities, as seller, HomeSide Lending, as servicer, and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in Classes, and in the aggregate original Certificate Principal Balance of approximately $__________ , subject to a permitted upward or downward variance in the aggregate of up to _____% [and, as to any particular Class, of up to _____%]. Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

         As described below, each Class of the Certificates [(other than the Class R Certificate (the "Residual Certificates") and the Class Certificates] will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations in Certificate Principal Balance of $__________ and in integral multiples of $1,000 in excess thereof. [The Class Certificates will be [held by investors through the book-entry facilities of the Depository] [issued in certificated form], in minimum denominations in Notional Principal Balance of $__________ and integral multiples of $1,000 in excess thereof.] [The Class Certificates will be issued in certificated form in minimum denominations in Certificate Principal Balance of $__________ and in integral multiples of $1,000 in excess thereof.] [The Residual Certificates will be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof.] Notwithstanding the minimum denominations of the Certificates described herein, one Certificate of each Class [other than the Residual Certificates] may be issued in a lower amount. [In addition, one Certificate of each Class issued in book-entry form may be issued in certificated form to the extent that the aggregate Certificate Principal Balance of such Class does not equal a denomination accepted by the Depository.]

BOOK-ENTRY CERTIFICATES

         Each Class of the Certificates offered hereby [other than the Class Certificates and the Residual Certificates]

(collectively, the "Book-Entry Certificates") will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Servicer, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Servicer has been informed by the Depository that its nominee will be [Cede & Co. ("Cede")]. Accordingly, [Cede] is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").


         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.


         The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

         Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to the Depository. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         The Depository has advised the Servicer and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Servicer or the Trustee is unable to locate a qualified successor; (b) the Servicer, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as described in the accompanying Prospectus) beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

THE NON-BOOK-ENTRY CERTIFICATES

         The [Class Certificates and the Residual Certificates] (collectively, the "Non-Book Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. [See "Restrictions on Transfer of the Residual Certificates" herein.]

         Distributions of principal and interest, if any, on each Distribution Date on the Non-Book Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the Certificateholders thereof of such final distribution.

         [The Agreement will provide that no transfer of the Class Certificates may be made unless the Trustee has received (i) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or (ii) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and the Company. See "ERISA Considerations" herein.]

AVAILABLE FUNDS

         The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date will be the amount then on deposit in the Certificate Account, as described in the accompanying Prospectus under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Certificate Account."

DISTRIBUTIONS ON THE CERTIFICATES

         Interest. Interest will accrue on the Certificates [other than the Class Certificates] offered hereby at the respective Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period"). [Describe different Interest Accrual Period for other Classes if applicable.] Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance [(or, in the case of a Class Certificate, the Notional Principal Balance)] of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below) [and the interest portion of Realized Losses] in respect of the Mortgage Loans with respect to such Distribution Date.

         The "Certificate Principal Balance" of any Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (a) all amounts distributed on previous Distribution Dates on such Certificate on account of principal and (b) the principal portion of all Realized Losses in respect of the

Mortgage Loans in the related Mortgage Pool previously allocated to such Certificate.

         With respect to any Distribution Date, the "Net Interest Shortfall" allocable to Certificateholders will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date over the Compensating Interest Payment (as defined herein), if any, for such Distribution Date.


         An "Interest Shortfall" in respect of a Mortgage Pool may result from
(i) certain prepayments or other unscheduled recoveries of principal of Mortgage Loans or (ii) a reduction in the interest rate on a Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment or other unscheduled recovery of principal in full has occurred during the preceding month, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Servicing Fee (as defined herein) (the "Net Mortgage Rate") on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. [In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.]



         The Net Interest Shortfall [and the interest portion of any Realized Losses (see "Allocation of Losses on the Certificates")] in respect of the Mortgage Loans will, on each Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfall and losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfall or losses.



         [If the Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Certificates to such Certificateholders, any shortfall in available amounts will be allocated among the Classes of Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Certificates on subsequent Distribution Dates. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.]



         Principal. Distributions in reduction of the Class Certificate Principal Balance of each Certificate [other than a Class Certificate] will be made on each Distribution Date. Principal will be distributed monthly on each Distribution Date in the manner described below in an aggregate amount equal to the Available Funds remaining in the Certificate Account after the payment of interest on the Certificates on such Distribution Date (the "Principal Distribution Amount").


         [Description of the manner of allocation of principal among the Classes.]

         Allocation of Realized Losses on the Certificates. [A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or
(ii) as to any Liquidated Mortgage Loan the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.]

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction"). A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

         [Description of allocation of losses among Certificates.]

         All allocations of Realized Losses with respect to the Mortgage Loans will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal on the Certificates commencing on the following Distribution Date.

         [The interest portion of all Realized Losses in respect of the Mortgage Loans will be allocated among the outstanding Classes of Certificates to the extent described under "Interest" above.]

[ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS


         The Residual Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "Distributions on the Certificates," the holders of the Class R Certificates will be entitled to receive (i) the amounts, if any, of Available Funds remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in the REMIC on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the Class Certificate Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time. See "Federal Income Tax Consequences--Residual Certificates" herein.]


[RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES


         The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under "Federal Income Tax
Consequences--REMIC Certificates--Transfers of Residual
Certificates--Disqualified Organizations," "--Foreign Investors" and "--Noneconomic Residual Interests." In addition, the Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. The Residual Certificates will contain a legend describing the foregoing restrictions.]


                 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

         The effective yield on the Certificates will depend upon, among other things, the price at which such Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Mortgage Loans underlying such Certificates.

         The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans in the Mortgage Pool. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans in the Mortgage Pool could result in actual yields to investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans in the Mortgage Pool could result in actual yields to investors that are lower than the anticipated yields.

         Rapid rates of prepayments on the Mortgage Loans in the Mortgage Pool are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans in the Mortgage Pool are likely to coincide with periods of high rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

         The Mortgage Loans in the Mortgage Pool will not prepay at any constant rate, nor will all of the Mortgage Loans in the Mortgage Pool prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans in the Mortgage Pool, the greater the effect on the yield to an investor in the Certificates. As a result, the effect on the yield of principal prepayments on the Mortgage Loans in the Mortgage Pool occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

         The Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. [Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate times the outstanding principal balance of such Mortgage Loan on the first day of the month.]

         The effective yield to holders of Certificates [other than the Class Certificates] will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Certificates will be affected by any interest shortfalls in respect of the Mortgage Pool. See "Description of the Certificates" herein.

PREPAYMENTS

         The rate of payment of principal of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the related Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), from a purchase by the Servicer of certain Mortgage Loans modified at the request of the Mortgagor, and from an exercise by the Servicer of its option to purchase a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

         The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans in the Mortgage Pool, such Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Mortgage Loans in the Mortgage Pool, such Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on such Mortgage Loans.

         Full or partial prepayments of principal on the Mortgage Loans in the Mortgage Pool are passed through to the Certificateholders in the month following the month of receipt. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will have the effect of passing through to the Certificateholders principal amounts [(or, in the case of the Class Certificates, reducing the Notional Principal Balance thereof)] which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such Mortgage

Loan.

         When a claim is paid under certain insurance policies, accrued interest is paid only to the date of payment of the claim, without regard to timing of distribution thereof to Certificateholders. When a full prepayment is made on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. In either case, and in other cases where an unscheduled recovery of principal is received in respect of Mortgage Loans, the amount of interest to be distributed to Certificateholders in respect of the Mortgage Pool will be less than the amount which would have been distributed in the absence of such occurrences. Such shortfalls will be borne by Certificateholders to the extent described herein. The Servicer's purchase of certain modified Mortgage Loans from the Trust Fund may similarly reduce the amount of interest to be distributed to the Certificateholders. See "Servicing of the Mortgage Loans--Certain Modifications and Refinancings" in the Prospectus.

         [Any partial prepayment will be applied to the balance of the related Mortgage Loan as of the first day of the month of receipt, will be passed through to the Certificateholders in the following month and will reduce the aggregate amount of interest distributed to the Certificateholders in such month in an amount equal to 30 days of interest at the related Certificate Interest Rate on the amount of such prepayment.]

         The yield on certain Classes of the Certificates also may be affected by any purchase by the Servicer of the Mortgage Loans as described under "The Pooling and Servicing Agreement--Termination" herein.

FINAL PAYMENT CONSIDERATIONS [AND SCHEDULED FINAL DISTRIBUTION DATES OF THE CERTIFICATES]

         The rate of payment of principal of the Certificates will depend on the rate of payment of principal of the related Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. The hypothetical scenario discussed below includes assumptions about the characteristics of the Mortgage Loans in the Mortgage Pool which will differ from the actual characteristics thereof.

         [The Scheduled Final Distribution Date for each Class of the Certificates offered hereby is the date which is months after the date on which the Class Certificate Principal Balance thereof would be reduced to zero on the basis of the assumptions in clauses (i), (iii) through (vi), (viii) and (ix) of the Modeling Assumptions (as defined herein), and the additional assumptions that (i) each Mortgage Loan has an original and remaining term to maturity of months, (ii) each such Mortgage Loan has a Mortgage Rate of _____% and Net Mortgage Rate of _____%, and (iii) no prepayments of the Mortgage Loans occur. [Notwithstanding the foregoing, the Scheduled Final Distribution Date for the Class R Certificates is the latest Scheduled Final Distribution Date of the other Classes of Certificates.] Because certain Mortgage Loans will have remaining terms to stated maturity that are shorter and Mortgage Rates that are lower than those assumed in calculating the Scheduled Final Distribution Dates of the Certificates offered hereby, the Class Certificate Principal Balances thereof may be reduced to zero prior to their Scheduled Final Distribution Dates. In addition, to the extent delinquencies and defaults are not offset by any advances made by the Servicer and the forms of credit enhancement described herein, delinquencies and defaults could result in distributions after the respective Scheduled Final Distribution Dates of the Certificates. As a result, the Class Certificate Principal Balance of each Class of the Certificates may be reduced to zero significantly earlier or later than its respective Scheduled Final Distribution Date.]

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

         The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

         The weighted average lives of the Certificates will be affected, to varying degrees, by the rate of principal payments on the related Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of a Class of Certificates represent discounts or premiums in respect of their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

         [Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in either Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

         [Discussion of yield considerations relating to planned amortization class or other scheduled balance Certificates, and other Classes meriting special discussion if applicable.]

         Table of Certificate Principal Balances. The following table sets forth the percentages of the initial Class Certificate Principal Balance of each Class of Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption [(other than 0% of the Prepayment Assumption)] set forth in the table, it is assumed with respect to the Mortgage Loans (the "Modeling Assumptions") that [(i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in 199_, (ii) such Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of such Mortgage Loans as of the Cut-off Date is $__________, (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on such Mortgage Loans are experienced and the Seller and Servicer do not purchase any such Mortgage Loans as permitted or required by the Agreement, (v) the Servicer does not exercise its option to purchase all the Mortgage Loans in the Trust Fund as described under the caption "The Pooling and Servicing Agreement--Termination," (vi) scheduled monthly payments on such Mortgage Loans are received on the first day of each month commencing in 199_, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing , 199_) and include 30 days' interest thereon, (viii) the scheduled monthly payment for each such Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity and (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Certificates offered hereby are as indicated on the cover page hereof].

         [The information under the columns set forth in the table at 0% of the Prepayment Assumption was calculated on the basis of the assumptions set forth in clauses (i), (iii) through (vi), (viii) and (ix) of the preceding sentence and the additional assumptions that (i) each Mortgage Loan has an original and remaining term to maturity of months, (ii) each such Mortgage Loan bears interest at a rate of _____% per annum, and (iii) no prepayments are experienced on such Mortgage Loans.]

         It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such Mortgage Loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of such Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of such Certificates would differ (which difference could be material) from the corresponding information set forth in the following table.

                                Class                                 Class                                 Class
                        Prepayment Assumption                 Prepayment Assumption                 Prepayment Assumption

Distribution Date       0%      %      %      %      %          %      %      %      %      %         %      %      %      %      %

Initial Percentage    100    100    100    100    100        100    100    100    100    100       100    100    100    100    100

[Annual Distribution
Dates]

Weighted Average
Life (in years)(1)

                                    Class
                            Prepayment Assumption

Distribution Date          %      %      %      %      %

Initial Percentage        100    100    100    100    100

[Annual Distribution
Dates]

Weighted Average
Life (in years)(1)


--------------


(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

         [Computational Materials. The Seller intends, at the request of the Underwriter, to file certain additional statistical tables and other computational materials (the "Computational Materials") with respect to one or more Classes of Certificates offered hereby with the Securities and Exchange Commission in a Current Report on Form 8-K. See "Incorporation of Certain Documents by Reference" in the Prospectus. The Computational Materials were prepared solely by the Underwriter, and neither the Seller nor the Servicer prepared or participated in the preparation of the Computational Materials. The Underwriter has advised the Seller and the Servicer as follows: (i) the Computational Materials were prepared at the request of certain prospective investors in the Certificates, based on assumptions provided by, and satisfying the special requirements of, such investors; (ii) the Computational Materials may be based on assumptions that differ from those set forth herein; and (iii) the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.]

                       HOMESIDE MORTGAGE SECURITIES, INC.

         HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller") is a Delaware corporation and a wholly-owned subsidiary of HomeSide Lending, Inc. The Seller has not had and is not expected to have any business operations other than offering Certificates and related activities. The Seller's principal offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000. See "HomeSide Mortgage Securities, Inc." in the Prospectus.

                             HOMESIDE LENDING, INC.

         HomeSide Lending, Inc. ("HomeSide Lending" or the "Servicer") is a Florida corporation and a wholly-owned subsidiary of HomeSide, Inc., a Delaware corporation. The principal offices of the Servicer are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000. See "HomeSide Lending, Inc." in the Prospectus.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SERVICER

         The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family, first-lien, conventional residential mortgage loans serviced directly by the Servicer (the "Servicing Portfolio"). [The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others.][Dates as of which data are given to be updated as necessary.]

                             AS OF          , 199_                AS OF           , 199_            AS OF             , 199_
                         -------------------------------      ------------------------------     ------------------------------
                                             BY DOLLAR                           BY DOLLAR                          BY DOLLAR
                           BY NO. OF         AMOUNT OF          BY NO. OF        AMOUNT OF        BY NO. OF         AMOUNT OF
                             LOANS             LOANS              LOANS            LOANS            LOANS             LOANS
                         -------------     -------------      -------------     ------------     ------------     -------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)

Total portfolio.........                   $__________                           $__________                       $__________
Period of delinquency(1)
   30 to 59 days........                   $__________                           $__________                       $__________
   60 to 89 days........
   90 days or more(2)...
Total past due..........                   $__________                           $__________                       $__________
Percent of portfolio....     _____%           _____%              _____%           _____%           _____%             _____%

---------------



(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)    Includes pending foreclosures.



                                                                                      At                ,
                                                                     -----------------------------------------------------
                                                                         199                 199                 199
                                                                     --------------     ----------------     -------------
                                                                                  (Dollar amounts in thousands)


Total portfolio....................................................  $__________         $__________           $__________
Foreclosures(1)....................................................
Foreclosure ratio..................................................      _____%              _____%                _____%

---------------

(1) Foreclosed loans represents the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Servicer, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

         The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable-rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgage properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool.

         [Discussion of material trends, changes and anomalies reflected in above tables to be included, if applicable.]

         [The size of the Servicing Portfolio has rapidly increased over the periods indicated as a result of new loan originations and acquisitions of servicing rights (some of which related to recently originated mortgage loans), and, consequently, the Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.] [Other specific factors that may have a material impact on future experience to be discussed, if applicable.]

                       THE POOLING AND SERVICING AGREEMENT

         The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See "The Pooling and Servicing Agreement" in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, the Seller will assign the Mortgage Loans in the Mortgage Pool to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans on or after the Cut-Off Date other than principal and interest due and payable on or before the Cut-Off Date and other than principal prepayments received on or before the Cut-Off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" in the Prospectus.

           In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of, or assigned to, the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) an officer's certificate regarding the original Lender's Title Insurance Policy, or other evidence of title; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy to the extent required under the applicable requirements for the Mortgage Pool; and (vii) [other documents, if any, to be specified as relevant]. All documents so delivered are to be original executed documents, provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

[ADVANCES

         In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which an advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the related Mortgage Pool of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Net Mortgage Rate.

         If the Servicer makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Nonrecoverable Advance"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Nonrecoverable

Advance from recoveries on all other unrelated Mortgage Loans included in the related Mortgage Pool. The Servicer's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.]

         [The Trustee will make advances of delinquent principal and interest payments to the extent described above in the event of a failure by the Servicer to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes such advance would be a Non Recoverable Advance. The Trustee will be entitled to reimbursement for advances in a manner similar to the Servicer's entitlement.]

PURCHASES OF DEFAULTED MORTGAGE LOANS

         Under the Agreement, the Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate (less any amounts representing previously unreimbursed advances). The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of the "Servicing Fee" at the rate described below. As to each Mortgage Loan, the Servicing Fee will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from _____% to _____%, with an anticipated initial weighted average rate of between approximately _____% and _____%. [The servicing compensation of any direct servicer of any Mortgage Loan will be paid out of the related Servicing Fee, and the Servicer will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments, as described below).]

         [To the extent that any voluntary prepayments by Mortgagors result in an Interest Shortfall with respect to any Distribution Date, the Servicer will be obligated to remit an amount sufficient to pass through to Certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the aggregate amount received by the Servicer on account of its Servicing Fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date (such amount, a "Compensating Interest Payment"). Because the net amount received by the Servicer on account of its Servicing Fee is generally less in the case of Mortgage Loans master-serviced by the Servicer than in the case of Mortgage Loans which the Servicer services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by the Servicer increases, and increase to the extent the proportion of such Mortgage Loans decreases.]

         The Servicer will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the accompanying Prospectus for information regarding other possible compensation to the Servicer.

         [Description of sub-servicing of Mortgage Loans to be added, if material]

TRUSTEE

         The Trustee for the Certificates offered hereby will be        . The
Corporate Trust Office of the Trustee is located at          .

[TERMINATION

         The Servicer may, at its option, purchase all of the Mortgage Loans underlying the Certificates and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund [and the REMIC constituted by the Trust Fund], if on any Distribution Date (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-Off Date. [The Servicer may not exercise the foregoing option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of such Trust Fund to qualify as a REMIC.]


         Any such purchase by the Servicer of the assets included in the Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause (b) below) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate (less any amounts representing previously unreimbursed advances) and (b) the appraised value of any property acquired in respect of a related Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). If the related Available Funds on the final Distribution Date is less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then such shortfall will be allocated on the final Distribution Date to each Class of Certificates of the related Mortgage Pool in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates".]


         In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.


                         FEDERAL INCOME TAX CONSEQUENCES


         An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of Morgan, Lewis & Bockius LLP, counsel to the Seller, under current law and assuming compliance by the Seller, the Servicer and the Trustee with all of the provisions of the Agreement, the Trust Fund will qualify as a REMIC.

         The Certificates, other than the Class R Certificates, will be designated as the "regular interests" in the REMIC and the Class R Certificates will be designated as the "residual interests" in the REMIC.


         Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date) over their issue prices (including all accrued interest). The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be _____% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the accompanying Prospectus.


         Residual Certificates. The holders of the Class R Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

         [Under Treasury regulations, the Class R Certificates will not have "significant value." As a result, thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, under those regulations, the Class R Certificate may be considered to be a "noneconomic residual interest," with the result that transfers thereof will be disregarded in certain circumstances for federal income tax purposes.]


         Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Servicing Compensation and Other REMIC Pool Expenses;

--Transfers of Residual Certificates."]

                              ERISA CONSIDERATIONS

         As described in the Prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to
Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the Certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the Certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). [In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain Classes of Certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied.] See "ERISA Considerations" in the accompanying Prospectus.

         [The DOL has issued to (the "Underwriters") an individual administrative exemption, Prohibited Transaction Exemption ( Fed. Reg. , , 19 ), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Certificates offered hereby [other than the Class Certificates] by an ERISA Plan, provided that specified conditions are met.]

         [Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Certificates offered hereby [other than the Class Certificates] are the following: (i) the Underwriters are the sole underwriters or the managers or co-managers of the underwriting syndicate, for such Certificates, (ii) such Certificates are rated
in one of the three highest generic rating categories by        or       at the
time of the acquisition of such Certificates by the ERISA Plan, (iii) such Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations, (iv) such Certificates are not subordinated to other certificates issued by the Trust Fund in respect of the Mortgage Pool, (v) the ERISA Plan investing in such Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of the Certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party, (vii) the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below) and (viii) the compensation to the Underwriters represents not more than reasonable compensation for underwriting such Certificates, the proceeds to the Seller pursuant to the assignment of the related Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Seller represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Seller's reasonable expenses in connection therewith.]

         [In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Certificates offered hereby [other than Class Certificates] if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans held in the Mortgage Pool.]

         [The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Seller, (ii) the Underwriters, (iii) the Trustee, (iv) any entity that provides insurance or other credit support to the Trust Fund in respect of the relevant Mortgage Pool or (v) any obligor with respect to Mortgage Loans included in the Mortgage Pool constituting more than five percent of the aggregate unamortized principal balance of the assets in such Mortgage Pool (the "Restricted Group").]

         Before purchasing any Certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.

         [The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class Certificates because such Certificates are subordinate to the Senior Certificates. Accordingly, ERISA Plans may not purchase the Class Certificates. In this regard, an insurance company proposing to invest assets of its general account in the Class , Certificates should consider the extent to which such investment would be subject to the requirements of ERISA under the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under subsequent guidance that has or may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief proposed by the Department of Labor for transactions involving insurance company general accounts in respect of Application No. D-9622, 59 Fed. Reg. 43134 (August 22, 1994).]

         Any fiduciary of an ERISA Plan considering whether to purchase any Certificate should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying Prospectus.


         A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. [The Residual Certificates constitute the residual interest in the REMIC constituted by the Trust Fund, and all "excess inclusions" allocated to the Residual Certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax.] See "Federal Income Tax Consequences--Residual Certificates" herein and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates" in the Prospectus.


         [The Agreement will contain certain restrictions on the transferability of the Class Certificates. See "Description of the Certificates--The Non-Book-Entry Certificates" herein. The Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.]

                            LEGAL INVESTMENT MATTERS

         [The Certificates offered hereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.] See "Legal Investment Matters" in the accompanying Prospectus.

                              PLAN OF DISTRIBUTION

         [Subject to the terms and conditions set forth in the Underwriting Agreement between the Seller and the Underwriter, the Certificates offered hereby are being purchased from the Seller by the Underwriter upon issuance. Distribution of the Certificates offered hereby will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Certificates will be _____% of the aggregate initial Principal Balance of the Mortgage Loans as of the Cut-Off Date, plus accrued interest thereon from the Cut-Off Date to the Closing Date, but before deducting issuance expenses payable by the Seller. In connection with the purchase and sale of the Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

         The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.]

                               CERTIFICATE RATINGS

         It is a condition of issuance of the Certificates that the Certificates offered hereby be rated " " by [and " " by ].

         [Description of rating criteria of each rating agency.]

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Seller has not requested a rating of the Certificates offered hereby by any rating agency other than [and ], and has not provided information relating to the Certificates offered hereby by any rating agency other than [and ]. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency were to do so, what rating would be assigned to the Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by [and ].

                                  LEGAL MATTERS

         Certain legal matters in respect of the Certificates will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York, and for the Underwriter by .

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

Defined Term                                                          Page
------------                                                          ----

Accrued Certificate Interest........................................
Agreement...........................................................
Available Funds.....................................................
Bankruptcy Loss.....................................................
beneficial owner....................................................
Book-Entry Certificates.............................................
Cede................................................................
Certificate Principal Balance.......................................
Certificates........................................................
Class...............................................................
Class Certificate Principal Balance.................................
Code................................................................
Collection Account..................................................
Compensating Interest Payment.......................................
Debt Service Reduction..............................................
Defaulted Mortgage Loan.............................................
Deficient Valuation.................................................
Definitive Certificate..............................................
Depository..........................................................
Detailed Description................................................
Distribution Date...................................................
DOL.................................................................
ERISA...............................................................
ERISA Plan..........................................................
Exemption...........................................................
FDIC................................................................
Financial Intermediary..............................................
HomeSide Holdings...................................................
HomeSide Lending....................................................
HomeSide Mortgage Securities........................................
Interest Accrual Period.............................................
Interest Shortfall..................................................
Liquidated Mortgage Loan............................................
Mortgage............................................................
Mortgage Loans......................................................
Mortgage Pool.......................................................
Mortgage Rates......................................................
mortgage related securities.........................................
Mortgaged Properties................................................
Mortgagor...........................................................
Net Interest Shortfall..............................................
Net Mortgage Rate...................................................
Nonrecoverable Advance..............................................
Notional Principal Balance..........................................
Outstanding Mortgage Loan...........................................
Pool Scheduled Principal Balance....................................
Prepayment Assumption...............................................
Prepayment Period...................................................
Primary Mortgage Insurance Policy...................................
Realized Loss.......................................................
Record Date.........................................................
Regular Certificates................................................
regular interests...................................................

Relocation Loans....................................................
[REMIC].............................................................
Residual Certificates...............................................
residual interests..................................................
Restricted Group....................................................
Scheduled Principal Balance.........................................
Servicing Fee.......................................................
Servicing Portfolio.................................................
SMMEA...............................................................
Tax-Exempt Investor.................................................
Trust Fund..........................................................
Trustee.............................................................
Underwriters........................................................

                                [BACK COVER PAGE]

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           Page
                                                                           ----

Summary of Terms......................................................
Risk Factors..........................................................
Description of the Mortgage Pool and the Mortgaged Properties.........
Description of the Certificates.......................................
Yield and Weighted Average Life Considerations........................
HomeSide Mortgage Securities, Inc.....................................
HomeSide Lending, Inc.................................................
Delinquency and Foreclosure Experience of the Servicer................
The Pooling and Servicing Agreement...................................

 Federal Income Tax Consequences......................................

ERISA Considerations..................................................
Legal Investment Matters..............................................
Plan of Distribution..................................................
Certificate Ratings...................................................
Legal Matters.........................................................
Index of Certain Prospectus Supplement Definitions....................

                                   PROSPECTUS

Available Information.................................................
Incorporation of Certain Documents by Reference.......................
Reports to Certificateholders.........................................
Summary of Prospectus.................................................
Risk Factors..........................................................
Description of the Certificates.......................................
The Mortgage Pools....................................................
Credit Support........................................................
Yield, Maturity and Weighted Average Life Considerations..............
HomeSide Mortgage Securities, Inc.....................................
HomeSide Lending, Inc.................................................
Servicing of the Mortgage Loans.......................................
The Pooling and Servicing Agreement...................................
Certain Legal Aspects of the Mortgage Loans...........................
Legal Investment Matters..............................................
ERISA Considerations..................................................

 Federal Income Tax Consequences......................................

Plan  of Distribution.................................................
Use of Proceeds.......................................................
Financial Information.................................................

Legal Matters.........................................................

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       HOMESIDE MORTGAGE SECURITIES, INC.
                                    (SELLER)

                                        $
                                  (APPROXIMATE)

                          [REMIC MULTI-CLASS][MORTGAGE]

                           PASS-THROUGH CERTIFICATES,
                                  SERIES 199 -

                               ------------------


                              PROSPECTUS SUPPLEMENT

                               ------------------


                                  [UNDERWRITER]

                                           , 199

Information Contained Herein Is Subject to Completion or Amendment. A Registration Statement Relating to These Securities Has Been Filed with The Securities and Exchange Commission. These Securities May Not Be Sold Nor May Offers to Buy Be Accepted Prior to the Time the Registration Statement Becomes Effective. This Prospectus Shall Not Constitute an Offer to Sell or the Solicitation of an Offer to Buy Nor Shall There Be Any Sale of These Securities in Any State in Which Such Offer, Solicitation or Sale Would Be Unlawful Prior to Registration or Qualification under the Securities Laws of Any Such State.


                    SUBJECT TO COMPLETION  NOVEMBER 13, 1997


PROSPECTUS

             MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

                       HOMESIDE MORTGAGE SECURITIES, INC.

                                     SELLER

                             HOMESIDE LENDING, INC.

                                    SERVICER


         Each Certificate offered hereby will evidence a beneficial ownership interest in one of a number of trust funds (each a "Trust Fund") created by HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller"), formerly known as BancBoston Mortgage Securities, Inc., from time to time. As specified in the related Prospectus Supplement, the property of each Trust Fund will consist of a pool of one- to four-family residential mortgage loans (the "Mortgage Loans") and related property and interests (such as amounts received as Monthly Payments or principal prepayments which are on deposit in the Certificate Account from time to time, property which secured a Mortgage Loan which has been acquired by foreclosure or proceeds of the liquidation of a Mortgaged Property) conveyed to such Trust Fund by the Seller. As more specifically described in the related Prospectus Supplement, each pool will consist entirely of fixed-rate, first-lien Mortgage Loans or entirely of adjustable-rate, first-lien Mortgage Loans originated by HomeSide Lending, Inc. ("HomeSide Lending" or the "Servicer"), formerly known as BancBoston Mortgage Corporation, either directly or through correspondent originators, or originated by other originators and, in any such case, acquired by the Seller. Information regarding the size, composition and other characteristics of the mortgage pool relating to such Series, will be furnished in the related Prospectus Supplement at the time such Series is offered. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements.


         The Certificates may be sold from time to time in one or more series on terms determined at the time of sale and specified in the Prospectus Supplement relating to such series. Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal of the Certificates in the amount of the aggregate original principal balance, if any, of such class of Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the principal balance or notional principal balance of such Certificates at the interest rate, if any, applicable to such class of Certificates as specified in the related Prospectus Supplement. One or more classes of each series (i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) may be subordinated in the right to receive such distributions on such Certificates to one or more senior classes of Certificates, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement on an actual or notional principal amount, may represent a specified portion of interest received on some or all of the assets of the Trust Fund or may otherwise be determined as specified in the related Prospectus Supplement.

         Distributions on the Certificates of a series will be made only from the assets of the related Trust Fund. The Certificates of any series will not be insured or guaranteed by any governmental entity or by any other person.

         THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN HOMESIDE MORTGAGE SECURITIES, INC., HOMESIDE LENDING, INC. OR ANY OF THEIR AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION

CONTAINED IN THIS PROSPECTUS.


         Except as otherwise specifically provided in the applicable Prospectus Supplement (which may also provide that a party other than the Seller shall have some or all of the following obligations), the Seller's only obligations with respect to the Certificates will be (i) its obligation, as described herein (see "The Pooling and Servicing Agreement--Repurchase or Substitution"), to repurchase Mortgage Loans under certain circumstances if either documentation with respect to one or more Mortgage Loans required to be delivered by the Seller to the Trustee is missing or defective or a representative or warranty with respect to one or more mortgage loans is breached and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and (ii) its obligations, if any, as principal obligor in connection with certain credit enhancements that may be described in the Prospectus Supplement. Except as otherwise specifically provided in the applicable Prospectus Supplement and except for certain representations and warranties relating to the Servicer, the Servicer's obligations with respect to each Series of Certificates will be limited to its contractual servicing obligations, including any obligation it may have to advance, under the circumstances specified in the Prospectus Supplement, delinquent payments on the Mortgage Loans included in the related Trust Fund, and its obligations pursuant to certain representations and warranties made by it.


         The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on the assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

         PROSPECTIVE INVESTORS IN THE CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 6.


         If specified in a Prospectus Supplement, an election will be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes, or two REMIC elections may be made with respect to the related Trust Fund. See "Federal Income Tax Consequences".


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. There will have been no public market for any series of Certificates prior to the offering thereof. Accordingly, once an offering of any Series of Certificates has been made, there can be no assurance that a secondary market for Certificates of such Series will develop or, if it does develop, that such market will continue. No application will be made to list the Certificates on any securities exchange.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               THE DATE OF THIS PROSPECTUS IS ____________, 199 .

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a series of Certificates being offered hereby will, among other things, set forth with respect to such series of Certificates (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Loans and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts; (ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest; (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination; (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates; (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series; (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the related Certificate Account (as defined herein) and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates; (xi) the name of the trustee of the Trust Fund; (xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or a double REMIC and, if applicable, the designation of the regular interests and residual interests therein; and (xiv) information with respect to the plan of distribution of such Certificates.

                              AVAILABLE INFORMATION

         The Seller will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the series of Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

         The Seller has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Seller pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

         Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in such Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such Prospectus Supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

         The Seller will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Office of the Secretary, HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256. Telephone requests for such copies should be directed to the Office of the Secretary at (904) 281-3000.

                               ------------------


         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the series of Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters of the series of Certificates covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer to sell or a solicitation of an offer to buy the Certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

                               ------------------


                          REPORTS TO CERTIFICATEHOLDERS

         The Trustee will provide to the holders of Certificates of each series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement--Reports to Certificateholders". The Trustee will file with the Commission such reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                               ------------------

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS...................................................   1

RISK FACTORS............................................................   6


DESCRIPTION OF THE CERTIFICATES.........................................   8
GENERAL.................................................................   8
CLASSES OF CERTIFICATES.................................................   8
DISTRIBUTIONS OF PRINCIPAL AND INTEREST.................................   9
GENERAL.................................................................   9
  Distributions of Interest.............................................  10
  Distributions of Principal............................................  10
  Unscheduled Distributions.............................................  10

THE MORTGAGE POOLS......................................................  11

CREDIT SUPPORT..........................................................  13

GENERAL.................................................................  13
LIMITED GUARANTEE OF THE GUARANTOR......................................  13
SUBORDINATION...........................................................  13
CROSS-SUPPORT...........................................................  14
POOL INSURANCE..........................................................  14
SPECIAL HAZARD INSURANCE................................................  16
BANKRUPTCY BOND.........................................................  16
REPURCHASE BOND.........................................................  17
GUARANTEED INVESTMENT CONTRACTS.........................................  17
RESERVE ACCOUNTS........................................................  17
OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS.......  17

YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS................  18

HOMESIDE MORTGAGE SECURITIES, INC.......................................  19

HOMESIDE LENDING, INC...................................................  19
PRODUCTION..............................................................  19
WHOLESALE PRODUCTION....................................................  20
UNDERWRITING POLICIES...................................................  20

SERVICING OF THE MORTGAGE LOANS.........................................  22
COLLECTION AND OTHER SERVICING PROCEDURES...............................  22
PRIVATE MORTGAGE INSURANCE..............................................  23
HAZARD INSURANCE........................................................  24
ADVANCES................................................................  24
SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES................  25
RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE SERVICER.............  25

THE POOLING AND SERVICING AGREEMENT.....................................  26
ASSIGNMENT OF MORTGAGE LOANS; WARRANTIES................................  26
PAYMENTS ON MORTGAGE LOANS; CERTIFICATE ACCOUNT.........................  27
REPURCHASE OR SUBSTITUTION..............................................  28
CERTAIN MODIFICATIONS AND REFINANCINGS..................................  28
EVIDENCE AS TO COMPLIANCE...............................................  29
LIST OF CERTIFICATEHOLDERS..............................................  29
THE TRUSTEE.............................................................  29
REPORTS TO CERTIFICATEHOLDERS...........................................  30
EVENTS OF DEFAULT.......................................................  30

RIGHTS UPON EVENT OF DEFAULT............................................ 31
AMENDMENT............................................................... 32
TERMINATION; PURCHASE OF MORTGAGE LOANS................................. 32

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS............................. 32

GENERAL................................................................. 32
FORECLOSURE............................................................. 33
RIGHT OF REDEMPTION..................................................... 34
ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS............ 34
ENFORCEABILITY OF CERTAIN PROVISIONS.................................... 35
APPLICABILITY OF USURY LAWS............................................. 35
SOLDIERS' AND SAILORS' CIVIL RELIEF ACT................................. 36
ENVIRONMENTAL CONSIDERATIONS............................................ 36
TRUTH IN LENDING ACT.................................................... 36

LEGAL INVESTMENT MATTERS................................................ 37

ERISA CONSIDERATIONS.................................................... 38

FEDERAL INCOME TAX CONSEQUENCES......................................... 39
GENERAL................................................................. 39
REMIC ELECTIONS......................................................... 39
REMIC CERTIFICATES...................................................... 40
TAX OPINION............................................................. 40
STATUS OF CERTIFICATES.................................................. 40
INCOME FROM REGULAR CERTIFICATES........................................ 40
  General............................................................... 40
  Original Issue Discount............................................... 41
  Acquisition Premium................................................... 42
  Market Discount....................................................... 42
  Premium............................................................... 43
  Special Election to Apply OID Rules................................... 43
  Retail Regular Certificates........................................... 43
  Variable Rate Regular Certificates.................................... 43
  Subordinated Certificates............................................. 44
INCOME FROM RESIDUAL CERTIFICATES....................................... 44
  Taxation of REMIC Income.............................................. 44
  Losses................................................................ 44
  Excess Inclusions..................................................... 44
  Distributions......................................................... 45
  Prohibited Transactions; Special Taxes................................ 45
  Negative Value Residual Certificates.................................. 45
SALE OR EXCHANGE OF CERTIFICATES........................................ 45
TAXATION OF CERTAIN FOREIGN INVESTORS................................... 46
  Regular Certificates.................................................. 46
  Residual Certificates................................................. 46
TRANSFERS OF RESIDUAL CERTIFICATES...................................... 47
  Disqualified Organizations............................................ 47
  Foreign Investors..................................................... 47
  Noneconomic Residual Certificates..................................... 48
SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.................... 48
REPORTING AND ADMINISTRATIVE MATTERS.................................... 48
NON-REMIC CERTIFICATES.................................................. 49
TRUST FUND AS GRANTOR TRUST............................................. 49
STATUS OF THE CERTIFICATES.............................................. 49
POSSIBLE APPLICATION OF STRIPPED BOND RULES............................. 50

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY............ 50
DISCOUNT................................................................ 50
  Premium............................................................... 51
TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY................... 51
SALES OF CERTIFICATES................................................... 51
FOREIGN INVESTORS....................................................... 51
REPORTING............................................................... 52
BACKUP WITHHOLDING...................................................... 52

PLAN OF DISTRIBUTION.................................................... 52
USE OF PROCEEDS......................................................... 53

FINANCIAL INFORMATION................................................... 53

LEGAL MATTERS........................................................... 53

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement to be prepared in connection with each Series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities                 Mortgage Pass-Through Certificates, issuable
                                    in series.



Seller; Servicer                    HomeSide Mortgage Securities, Inc.
                                    ("HomeSide Mortgage Securities" or the
                                    "Seller"), formerly known as BancBoston
                                    Mortgage Securities, Inc. See "HomeSide
                                    Mortgage Securities, Inc." HomeSide Lending,
                                    Inc. ("HomeSide Lending" or the "Servicer"), formerly known as BancBoston Mortgage
                                    Corporation. See "HomeSide Lending, Inc." If specified in the Prospectus Supplement,
                                    HomeSide Lending will service, and may act as master servicer with respect to, the Mortgage Loans included in the Trust Fund.



Description of Certificates         Each Certificate will represent a beneficial
                                    ownership interest in one of a number of trusts to be created by the Seller from time to time pursuant to a pooling and servicing agreement (each, an "Agreement") between the Seller and the commercial bank or trust company acting as trustee specified in the Prospectus Supplement. The property of each trust (a "Trust Fund") will consist of a pool (a "Mortgage Pool") of residential one- to four-family mortgage loans (the "Mortgage
                                    Loans") and related property and interests
                                    (including, for example, (i) amounts
                                    received as Monthly Payments or principal prepayments which are on deposit in the Certificate Account from time to time, (ii) property which secured a Mortgage Loan which has been acquired by foreclosure or (iii) proceeds of the liquidation of a Mortgaged
                                    Property) conveyed to each Trust Fund by the Seller. As specified in the related
                                    Prospectus Supplement, each Mortgage Pool will consist entirely of fixed-rate or adjustable-rate Mortgage Loans originated by the Servicer, either directly or through correspondent originators, or originated by other originators and, in any such case, acquired by the Servicer. If specified in the related Prospectus Supplement, a Trust
                                    Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that
                                    Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Certificates of any series will be entitled to payment only from the assets of the related Trust Fund.



                                    The Certificates of any series may be issued in a single class or in two or more classes, as specified in the Prospectus Supplement. One or more classes of Certificates of each series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods;
                                    (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such series throughout the lives of the Certificates or during specified periods;
                                    (iv) may be entitled to receive such
                                    distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and
                                    (vii) as to Certificates entitled to
                                    distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                    The Certificates will be offered in
                                    fully-registered form only in the
                                    denominations specified in the Prospectus
                                    Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality or any other issuer and, except as described in the Prospectus Supplement, the Mortgage Loans included in the related Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other person.

Distributions on
the Certificates                    Distributions on the Certificates entitled
                                    thereto will be made on the 25th day (or, if such day is not a business day, the business day immediately following such 25th day) of each month or such other date specified in the Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the Prospectus
                                    Supplement. All distributions will be made pro rata to Certificateholders of the class entitled thereto or by the other method specified in the Prospectus Supplement. See
                                    "Description of the Certificates."



                                    The aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the Prospectus Supplement, the Certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related Mortgage Loans as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans, net of servicing fees payable to the Servicer and any primary or sub-services of the Mortgage Loans and any other amounts (including fees payable to the Servicer as master Servicer, if applicable) specified in the Prospectus Supplement (as to each Mortgage Loan, the "Remittance Rate"). See "Description of the Certificates--Distributions of Principal and Interest."

                                    The rate at which interest will be passed through to holders of Certificates entitled hereto may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement. See "Description of the Certificates--Distributions of Principal and Interest."

The Mortgage Pools                  As specified in the Prospectus Supplement,
                                    each Mortgage Pool will consist of Mortgage
                                    Loans which were represented to the Seller as meeting certain standards. Each Mortgage
                                    Pool will contain one or more of the
                                    following types of Mortgage Loans:(1) 20- to 30-year ("30-year") fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest; (2) 10- to 15-year ("15-year") fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest;(3) Adjustable-rate
                                    Mortgage Loans ("ARMs" or "ARM Loans"),
                                    which may include loans providing for
                                    negative amortization; (4) Another type of Mortgage Loan, as described in the applicable Prospectus Supplement. If specified in the applicable Prospectus
                                    Supplement, a Mortgage Pool may contain
                                    Mortgage Loans subject to buy-down plans
                                    ("Buy-Down Mortgage Loans"). See "The
                                    Mortgage Pools."



Primary Mortgage
Insurance                           To the extent specified in the applicable
                                    Prospectus Supplement, each Mortgage

                                    Loan having a Loan-to-Value Ratio above a specified level will be covered by a Primary Mortgage Insurance Policy insuring against default by the Borrower with respect to all or a specified portion of the principal amount thereof until the principal balance of such Mortgage Loan is reduced below a specified percentage of the lesser of the sales price or appraised value of the Mortgaged Property. See "The Mortgage Pools."


Purchase of Mortgage
Loans As described in the applicable Prospectus Supplement, the Agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such series all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans for such series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that series. See "The Pooling and Servicing Agreement-- Termination; Purchase of Mortgage Loans."




Certificate Account                 With respect to each Trust Fund, the
                                    Servicer will be obligated to establish an account with the related trustee into which it will deposit on the dates specified in the related Prospectus Supplement payments received in respect of the assets in such Trust Fund. If specified in the Prospectus
                                    Supplement, such payments will be invested for the benefit of Certificateholders for the periods and in the investments specified in the Prospectus Supplement. See "The
                                    Pooling and Servicing Agreement--Payments on
                                    Mortgage Loans; Certificate Account."



Advances If specified in the Prospectus Supplement, the Servicer, as Servicer or master servicer of the Mortgage Loans, will be obligated to advance, using its own funds, delinquent installments of principal and interest (the latter adjusted to the applicable Remittance
                                    Rate) on the Mortgage Loans in a Trust Fund.
                                    Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, in each case as specified in the related Prospectus Supplement. Any such advance will be recoverable by the Servicer as specified in the related Prospectus Supplement. See "Servicing of the Mortgage Loans--Advances."



Credit Support                      If specified in the Prospectus Supplement, a
                                    series of Certificates, or certain classes within such series, may have the benefit of one or more of the following types of credit support. The protection against losses afforded by any such credit support will be limited. See "Credit Support."



A.  Limited Guarantee               If specified in the Prospectus Supplement,
                                    certain obligations of the Servicer under the related Agreement, including obligations of the Servicer to cover certain deficiencies in principal or interest payments on the Mortgage Loans resulting from the bankruptcy of the related borrower, may be covered by a financial guarantee policy, limited guarantee or other similar instrument (the "Limited Guarantee"), limited in scope and amount, issued by an entity named in the Prospectus Supplement
                                    (the "Guarantor"). If so specified, the
                                    Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Certificate Account (a "Deposit
                                    Guarantee"); or make advances (an "Advance
                                    Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus
                                    Supplement. See "Credit Support--Limited
                                    Guarantee of the Guarantor."

B.  Subordination                   A series of Certificates may include one or
                                    more classes that are subordinate in the right to receive distributions on such Certificates to one or more senior classes of Certificates of the same series, to the extent described in the related Prospectus
                                    Supplement. If so specified in the related
                                    Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses resulting from the bankruptcy of the borrower.



                                    If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of subordinate Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of senior Certificates or released from the related Trust Fund. See "Credit Support-- Subordination."

C.  Cross-Support                   If specified in the Prospectus Supplement,
                                    the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, and if so specified, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinate Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust
                                    Fund. If specified in the Prospectus
                                    Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust
                                    Funds. If applicable, the Prospectus
                                    Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds. See "Credit
                                    Support--Cross Support."



D.  Pool and Special
Hazard Insurance                    In order to decrease the likelihood that
                                    Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more insurance policies to cover (i) losses by reason of defaults by borrowers (a "Mortgage Pool Insurance
                                    Policy") and (ii) losses by reason of
                                    hazards not covered under the standard form of hazard insurance (a "Special Hazard
                                    Insurance Policy"), in each case up to the amounts, for the periods and subject to the conditions specified in the Prospectus
                                    Supplement. See "Credit Support--Pool
                                    Insurance" and "--Special Hazard Insurance."



E.  Reserve Accounts,
Other Insurance,
Guarantees and Similar
Instruments and
Agreements                          In order to decrease the likelihood that
                                    Certificateholders will experience delays in the receipt of scheduled payments on, and losses in respect of, the assets in a Trust
                                    Fund, if specified in the related Prospectus
                                    Supplement, such Trust Fund may also include reserve accounts, other insurance, guarantees and similar instruments and agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the Prospectus Supplement. See "Credit

                                    Support--Reserve Accounts" and "--Other
                                    Insurance, Guarantees and Similar
                                    Instruments or Agreements."


Federal
Income Tax
Consequences                        The federal income tax consequences to
                                    Certificateholders will depend on, among other factors, whether an election is made to treat the Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal
                                    Income Tax Consequences".


ERISA Considerations                A fiduciary of any employee benefit plan
                                    subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                    "ERISA Considerations".

Legal Investment Matters            The Prospectus Supplement for each series of
                                    Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" under the Secondary Mortgage
                                    Market Enhancement Act of 1984 ("SMMEA").
                                    Classes of Certificates that qualify as
                                    "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.
                                    Institutions whose investment authority is subject to legal restrictions should consult with their own legal advisors or the applicable authorities to determine whether and to what extent an investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security") constitutes a legal investment for them. See "Legal Investment
                                    Matters".

                                  RISK FACTORS

         Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:


         l. Losses on the Mortgage Pool. An investment in Certificates evidencing interests in Mortgage Loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the Mortgage Loans should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool, become equal to or greater than the value of Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the Certificates of a Series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "The Mortgage Pools."


         2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Seller. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor, unless expressly provided in the related Prospectus Supplement, by HomeSide Lending, Inc., HomeSide Mortgage Securities, Inc. or any of their affiliates.

         3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the term of such series of Certificates. Although the Certificateholders of each series receive monthly statements containing certain statistical information with respect to the related Mortgage Pool, neither the Company nor the Servicer publishes any information relating to the Certificates of any series or any Mortgage Pool. The limited availability of any such published information may influence the liquidity of the Certificates. The Certificates will not be listed on any securities exchange.


         4. Prepayment Considerations. The prepayment experience on the Mortgage Loans will affect the average life of the Certificates or each class of Certificates. Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans, the rate of prepayment would be expected to increase, and the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on such investor's Certificates may be lower than the yield on such Certificates. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease, and the amount of payments available to a Certificateholder for reinvestment may be relatively low. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield, Maturity and Weighted Average Life Considerations."



         5. Yield, Maturity and Weighted Average Life Considerations. The yield of the Certificates of each series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or discount price, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular, the yield on Classes of Certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on Certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates. Furthermore, the yield to investors may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable Prospectus Supplement. The yield to investors in Classes of Certificates will be adversely affected to the extent that losses on the Mortgage Loans in the related Trust Fund are allocated to such Classes and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust Fund. Classes of Certificates identified in the applicable Prospectus Supplement as subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates. See "Yield, Maturity and Weighted Average Life Considerations."



         6. Subordination. With respect to Certificates of a series having one or more classes of subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to senior Certificateholders, such subordination will be limited as specified in the Prospectus Supplement, any reserve fund could be depleted under certain circumstances, and payments applied to the senior Certificates which are otherwise due to the subordinated Certificates may be less than losses.

                         DESCRIPTION OF THE CERTIFICATES


         Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into among the Seller, the Servicer and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "Trustee") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a series of Certificates described in the Prospectus Supplement. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Seller will provide Certificateholders, without charge, on written request a copy of the Agreement for any series. Requests should be addressed to HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256, Attention: General Counsel. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").


         The Certificates of a series will be entitled to payment only from the assets included in the Trust Fund related to such series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Seller. The Certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. Unless otherwise specified in the Prospectus Supplement, the Seller's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement, the Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate), and its obligations pursuant to certain representations and warranties made by it.

         The Mortgage Loans will not be insured or guaranteed by any governmental entity or, except as specified in the Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

GENERAL

         The Certificates of each series will be issued in fully-registered form only. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a Certificate (the "denomination") will be specified in the Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         The Certificates of a series will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office of the Trustee for the related series or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement, under each Agreement, the Trustee will initially be appointed as the Certificate Registrar. Unless otherwise specified in the Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

CLASSES OF CERTIFICATES

         Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Certificates from time to time at the Certificate Interest Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

         If specified in the Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-Off Date") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee as described herein, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original Certificate Principal Balance as determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

         A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

         The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a Notional Principal Balance or a Certificate Principal Balance.

Distributions of Principal and Interest

General.

         Distributions of principal and interest at the applicable Certificate Interest Rate (if any) on the Certificates will be made by the Trustee to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "Distribution Date"), commencing in the month following the issuance of the related series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related series (the "Certificate Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts received by the Trustee as described below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Certificate Account" will be invested in the eligible investments specified herein and in the Prospectus Supplement and all income or other gain from such investments will be deposited in the Certificate Account and will be available to make payments on the Certificates on the next succeeding Distribution Date in the manner specified in the Prospectus Supplement.

         DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Certificates entitled to interest from the date, at the Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

         UNSCHEDULED DISTRIBUTIONS. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Loans, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. To the extent specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. To the extent specified in the

Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

                               THE MORTGAGE POOLS

         Each mortgage pool (a "Mortgage Pool") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "Note") secured by first mortgages or first deeds of trust or other similar security instrument (each, a "Mortgage") creating a first lien on properties (the "Mortgaged Properties"). When each series of Certificates is issued, the Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus or the related Prospectus Supplement.

         The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties. The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

         Unless otherwise specified in the applicable Prospectus Supplement, all Mortgage Loans will (i) have individual principal balances at origination of not more than $1,000,000, (ii) have monthly payments due on the first of each month,
(iii) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and (iv) be of one or more of the following types of Mortgage Loans:

         (1) Fully-amortizing Mortgage Loans, each with a 20-to 30-year ("30-Year") term at origination, interest (the "Mortgage Interest Rate") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

         (2) Fully-amortizing Mortgage Loans, each with a 10-to 15-year ("15-Year") term at origination, a fixed Mortgage Interest Rate and level monthly payments over the term of the Mortgage Loan.

         (3) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include loans providing for negative amortization.

         Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "Loan-to- Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and (ii) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans--Hazard Insurance" below.

         In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See "Credit Support" herein.

         If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans") pursuant to which the monthly payments made by the Borrower will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the Mortgaged Property or another source at the time of origination of the


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
Buy-Down Mortgage Loan and placed in a trust or custodial account (the "Buy-Down Fund") (such amount hereinafter referred to as the "Buy-Down Reserve"). The applicable Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

         The Prospectus Supplement for a series of Certificates may specify that the related Mortgage Pool contains Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties ("Cash-Out Refinance Loans").

         The Prospectus Supplement for each series of Certificates will specify the approximate aggregate principal balance of the Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each series of Certificates will contain information regarding the Mortgage Loans which are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans, (iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Interest Rate or range of Mortgage Interest Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Current Report"). A copy of the Agreement with respect to a series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

         The Seller's assignment of the Mortgage Loans to the Trustee will be without recourse. Unless otherwise specified in the applicable Prospectus Supplement, the Seller or another party identified in such Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, these obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

         In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer (or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement-Advances" and "--Payments on Mortgage Loans; Certificate Account." The Servicer is not required to make any advance which it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance ("Insurance Proceeds") or out of the proceeds of liquidation of a Mortgage Loan ("Liquidation Proceeds"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such series. See


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
"Description of the Certificates--Distributions of Principal and Interest."

         There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the series evidencing interests in such Mortgage Pool. With respect to any series as to which subordinated Certificates shall have been issued, such losses will first be borne by the holders of subordinated Certificates as a result and to the extent of the subordination in right of payment of the subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the Certificate Principal Balance of such subordinated Certificates.

         Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a series multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

                                 CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit support may be in the form of a limited financial guarantee policy, limited guarantee or other similar instrument (a "Limited Guarantee") issued by an entity named in the Prospectus Supplement (the "Guarantor"), the subordination of one or more classes of the Certificates of such series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of the resulting deficiencies.

LIMITED GUARANTEE OF THE GUARANTOR

         If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Certificate Account (a "Deposit Guarantee"); or make advances (an "Advance Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

SUBORDINATION

         If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the "subordinated Certificates") will instead be payable to holders of one or more other classes of such series (the "senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of subordinated Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which


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
must be borne by the subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other classes of Certificates. Such subordination might be effected by reducing the Certificate Principal Balance of the subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of senior Certificates and subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of senior Certificates and as between classes of subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of subordinated Certificates, payments to holders of senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

CROSS-SUPPORT

         If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

         In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Servicer will agree to use its


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
best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

         Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

         In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller (or another party) and in such event might give rise to an obligation on the part of the Seller (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

         As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Loans --Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by some other entity, if and to the extent specified in the Prospectus Supplement.

         Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by some other entity, as specified in the Prospectus Supplement.


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
SPECIAL HAZARD INSURANCE

         In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

         Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Loans --Enforceability of Certain Provisions". If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related

Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

         In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

REPURCHASE BOND

         If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

GUARANTEED INVESTMENT CONTRACTS

         If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Certificate Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

RESERVE ACCOUNTS

         If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in Eligible Investments, which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the Agreement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans.

            YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

         The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof and from the repurchase by the Seller of all of the Mortgage Loans in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by HomeSide Lending to existing borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

         The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

         When a Mortgage Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

         If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "Compensating Interest Payment"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate Servicing Fee to which the Servicer is entitled in connection with such Distribution Date. The


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
Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

         Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

         The Prospectus Supplement relating to a series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                       HOMESIDE MORTGAGE SECURITIES, INC.

         HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller") was incorporated in the State of Delaware on July 29, 1989 under the name of BancBoston Mortgage Securities, Inc. and is a wholly-owned subsidiary of HomeSide Lending, Inc. The Seller has not had and is not expected to have any business operations other than offering Certificates and related activities. It is anticipated that the Seller may from time to time purchase mortgage loans directly from correspondents and affiliates.

         The principal offices of the Seller are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000.

                             HOMESIDE LENDING, INC.

         HomeSide Lending, Inc. ("HomeSide Lending" or the "Servicer"), the successor to BancBoston Mortgage Corporation ("BBMC"), which was the mortgage banking subsidiary of BankBoston, N.A., formerly known as The First National BankBoston ("BankBoston"), was acquired by HomeSide, Inc. on March 15, 1996 (the "BBMC Acquisition"). Barnett Mortgage Corporation ("BMC"), formerly the mortgage banking subsidiary of Barnett Banks, Inc. ("Barnett"), was acquired by HomeSide, Inc. on May 31, 1996. Upon the acquisition of BMC, now known as HomeSide Holdings, Inc. ("HomeSide Holdings"), by HomeSide, Inc., all of the assets and liabilities of BMC, with the exception of certain GNMA servicing rights, were transferred to HomeSide Lending. HomeSide Holdings is a wholly-owned subsidiary of HomeSide, Inc. and HomeSide Lending is a wholly-owned subsidiary of HomeSide Holdings. HomeSide Lending was incorporated in Florida on September 18, 1986. HomeSide Lending's executive offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256, telephone number (904) 281-3000.

         HomeSide Lending is engaged in the business of mortgage banking, which primarily involves originating, purchasing, selling and servicing residential mortgage loans secured by one- to four-family homes.


         Thomas H. Lee Equity Fund III, L.P. (the "Fund") and certain affiliates of Thomas H. Lee Company and Madison Dearborn Capital Partners, L.P. collectively own approximately 26%; BankBoston and Siesta Holdings, Inc., an affiliate of Barnett, collectively own approximately 53% and management of HomeSide, Inc. and other unaffiliated investors own the remainder of the outstanding common stock of HomeSide, Inc. In October 1997 HomeSide, Inc. and National Australia Bank Limited executed an Agreement and Plan of Merger, pursuant to which HomeSide, Inc. will become a wholly-owned subsidiary of National Australia Bank Limited. Subject to regulatory approvals, HomeSide, Inc. anticipates that this transaction will be completed during the first quarter of 1998.


PRODUCTION

         HomeSide Lending originates and purchases residential single family mortgage loans through all major channels including correspondents (including BankBoston and Barnett), mortgage brokers, co-issue partners, consumer direct telemarketing and affinity programs. Each correspondent assisting HomeSide Lending in the origination of mortgage loans is required to follow HomeSide Lending's loan underwriting policies.


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
WHOLESALE PRODUCTION

         CORRESPONDENT PRODUCTION

         Through its correspondent program, HomeSide Lending purchases loans from approximately 500 commercial banks, savings and loan associations, licensed mortgage lenders and other financial intermediaries. The correspondent takes the mortgage application and processes the loan, which is either underwritten through contract underwriters or, in some cases, the correspondent to whom underwriting authority has been delegated. Closing documents are submitted to HomeSide Lending for legal review and funding. The participants in this program are prequalified and monitored on an ongoing basis by HomeSide Lending. If a correspondent subsequently fails to meet HomeSide Lending's requirements, HomeSide Lending typically terminates the relationship. Correspondents are also required to repurchase loans in the event of fraud or misrepresentation in the origination process and for certain other reasons.

         CO-ISSUE PRODUCTION

         Co-issue production, which represents the purchase of servicing rights from a correspondent under contracts to deliver specified volumes on a monthly or quarterly basis, is another main source of HomeSide Lending's production. The co-issue correspondent controls the entire loan process from application to closing. This arrangement particularly suits large originators who have the ability to deliver on an automated basis. Reflecting this delegated underwriting authority, co-issue correspondents are subject to more extensive credit and quality control reviews. Contractually, the co-issue correspondent is obligated to make certain representations and warranties and is required to repurchase loans in the event of fraud or misrepresentation in the origination process or for certain other reasons.

         BROKER PRODUCTION

         Under its broker program, HomeSide Lending funds loans at closing from a network of approximately 450 mortgage brokers nationwide. The broker controls the process of application and loan processing. A preclosing quality control review is performed by HomeSide Lending to verify the borrower's credit. All loans originated through brokers are underwritten by HomeSide Lending's approved contract underwriters. Loans are funded by HomeSide Lending and may be closed in either the broker's name or HomeSide Lending's name. Participants in this program prequalify on the basis of creditworthiness, mortgage lending experience and reputation. Each broker is subject to annual and ongoing reviews by HomeSide Lending.

         DIRECT PRODUCTION

         HomeSide Lending's direct production includes the use of telemarketing to originate loans from several sources, including refinancings of mortgage loans in HomeSide Lending's existing servicing portfolio, leads generated from direct mail campaigns and other advertising, and mortgages related to affinity group and co-branding partnerships.

         BankBoston retained all of its retail production facilities in the New England area and entered into exclusive five-year agreements to sell, subject to certain limitations, all loans originated from these sources to HomeSide Lending on a broker or correspondent basis at market prices. In 1996, HomeSide Lending sold or closed most of HomeSide Lending's remaining retail branches.

         HomeSide Lending may from time to time conduct solicitations of borrowers under any Mortgage Loans to refinance such loans with HomeSide Lending acting for its own account. See "Yield, Maturity and Weighted Average Life Considerations."

UNDERWRITING POLICIES

         The Mortgage Loans will be originated or acquired by HomeSide Lending based on its credit, appraisal, and underwriting guidelines as published and amended from time to time. The Mortgage Loans may be underwritten by HomeSide Lending or by designated third parties. HomeSide Lending may purchase Mortgage Loans which do not conform to the underwriting standards set forth in HomeSide Lending's published guide. Such Mortgage Loans may be purchased in negotiated transactions from sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by HomeSide Lending. In such event, the applicable Prospectus Supplement will describe the underwriting standards used in originating such Mortgage Loans.

All Mortgage Loans will be originated using an application approved by HomeSide Lending.


         In originating or purchasing residential mortgages, HomeSide Lending follows standard procedures established to comply with applicable federal and state laws and regulations. HomeSide Lending's underwriting standards generally follow guidelines acceptable to Fannie Mae and FHLMC.

         To determine the adequacy of the underlying property to be financed, HomeSide Lending requires an appraisal by an independent third party. The appraiser inspects the property and estimates its market value on the basis of comparable properties and the cost of replacing the property. If the property is new construction, the appraiser will inspect the property to verify that construction has been completed. Generally, the maximum amount allowed to be financed on a property is based upon the lower of purchase price or appraised value.

         Initially, a prospective mortgagor is required to complete a detailed application designed to provide HomeSide Lending with pertinent information about the prospective mortgagor, the property to be financed and the type of loan desired. As part of the description of the prospective mortgagor's financial condition, HomeSide Lending requires a current statement describing assets and liabilities and income and expenses, and a credit report which summarizes the prospective mortgagor's credit and payment history with merchants and other lenders.

         HomeSide Lending may, in order to assess the creditworthiness of a prospective mortgagor and as part of the normal course of its underwriting process, use a statistically derived credit or mortgage score. The score is provided by a third party and may be used to determine eligibility for certain loan programs. HomeSide Lending, when making an underwriting decision, will use the score in conjunction with other mortgage loan characteristics.


         Under HomeSide Lending's Full Documentation underwriting program, HomeSide Lending requires verification of the prospective Mortgagor's employment and income from the prospective mortgagor's employer, where the employer reports the prospective mortgagor's length of employment with that organization and current salary. Each prospective mortgagor who is self-employed is required to submit a copy of his or her federal income tax returns. HomeSide Lending may originate or purchase loans under its Alternative Documentation underwriting program, which is the same as the corresponding Fannie Mae and FHLMC programs, as in effect at the time of each mortgage loan origination. Under this program, the prospective mortgagor's employment and income are verified through alternative sources such as pay stubs, W-2 forms and/or federal income tax returns.


         HomeSide Lending's documentation standards may vary from those described above for certain prospective mortgagors. The degree to which the documentation required varies will be dependent on the financial ability of the prospective mortgagor to make a larger cash down payment on a purchase transaction or to finance a lower percentage of the appraised value of the property securing the related mortgage loan. Such standards have been modified, for example, for mortgage loans eligible for HomeSide Lending's "limited" or "no ratio" documentation programs. To be eligible for either of these programs, the prospective mortgagor is required to have a higher level of verified assets and/or liquid reserves. In addition, greater reliance is placed on the prospective mortgagor's credit or mortgage score. The maximum Loan-to-Value ratio of any mortgage loan originated under these programs is 80%.

         Under the Limited Documentation Program, HomeSide Lending may not require that a prospective borrower's income be verified prior to closing, but the prospective borrower must agree to allow HomeSide Lending to audit the prospective mortgagor's income at a later date.

         Under the No Ratio Documentation Program, income is not used as a means of qualifying for the loan. The prospective mortgagor is required to provide evidence of his or her job stability to be verified in writing by an independent third party. HomeSide Lending may require two full appraisals or may place certain other restrictions on eligibility for this program.

         Upon receipt of the appropriate verification, HomeSide Lending makes a determination as to whether the prospective mortgagor has sufficient monthly income to meet the monthly payment obligations on the proposed mortgage loan, including taxes and insurance, as well as other financial obligations and normal monthly living expenses. HomeSide Lending's underwriting standards for such determination generally follow the guidelines established by Fannie Mae and FHLMC, as in effect at the time of each mortgage loan origination.

         Mortgage loans that HomeSide Lending acquires or originates which have an original principal amount exceeding 80% of original value will usually have primary mortgage insurance. Such insurance typically reduces the exposure of HomeSide Lending to an effective Loan-to-Value Ratio of 75%.



         HomeSide Lending grants delegated underwriting status to its larger correspondents who meet certain financial strength, delinquency, underwriting and quality control standards. The granting of delegated status by HomeSide Lending enables a correspondent to submit conventional loans to HomeSide Lending without prior underwriting approval. Correspondent lenders who have not been granted delegated underwriting status are required by HomeSide Lending to have their mortgage loans underwritten by third party contract underwriters prior to purchase by HomeSide Lending. In all cases, correspondents are required to use underwriting standards established by HomeSide Lending.


         HomeSide Lending implemented an automated underwriting process for its retail production operation in 1994. The automated underwriting technology incorporates credit scoring and appraisal evaluation systems. These systems employ rules-based and statistical technologies to evaluate the borrower, the property and salability of the loan to the secondary market.

         From time to time, exceptions to HomeSide Lending's underwriting guidelines may be made. Such exceptions may be made only if specifically approved on a loan-by-loan basis by certain personnel of HomeSide Lending who have the authority to make such exceptions. Exceptions may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

         With respect to any Mortgage Pool which contains Mortgage Loans acquired by HomeSide Lending in a bulk purchase, the related Prospectus Supplement will describe the extent, if any, to which such Mortgage Loans were reunderwritten by HomeSide Lending. To the extent that any Mortgage Pool contains Mortgage Loans as to which HomeSide Lending is unable to establish the underwriting standards used in originating such Mortgage Loans, the related Prospectus Supplement will describe any resulting risks.

                         SERVICING OF THE MORTGAGE LOANS

         With respect to each series of Certificates, the related Mortgage Loans will be serviced by HomeSide Lending, acting alone or, as master servicer, through one or more direct servicers. Unless otherwise specified in the Prospectus Supplement, if HomeSide Lending acts as master servicer with respect to a series, the related Agreement will provide that HomeSide Lending shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between HomeSide Lending and a direct servicer will be deemed to be between HomeSide Lending and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

         The Prospectus Supplement for each series will specify whether HomeSide Lending will act as sole servicer or master servicer for such series. If HomeSide Lending acts as master servicer for a series, all references herein to HomeSide Lending as servicer should be read to refer to HomeSide Lending as master servicer, as appropriate.

COLLECTION AND OTHER SERVICING PROCEDURES

         Subject to the terms of the Agreement, the Servicer generally will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

         The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency running for no more than 125 days after the applicable due date. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

         The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions". In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

PRIVATE MORTGAGE INSURANCE

         Generally, Mortgage Loans that the Servicer originates or acquires do not have Loan-to-Value Ratios in excess of 95%. Unless otherwise specified in the Prospectus Supplement, each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

         A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

HAZARD INSURANCE

         The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time, (ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Support--Special Hazard Insurance".

         Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Servicer, will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

ADVANCES


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
         To the extent specified in the Prospectus Supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Remittance Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance
(i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

         Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the Prospectus Supplement, the Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

         Unless otherwise specified in the Prospectus Supplement, the Servicer will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Certificate Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the and independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. Unless otherwise specified in the Prospectus Supplement, the Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE SERVICER

         The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

         The Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related


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
Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Certificate Account.

         Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

                       THE POOLING AND SERVICING AGREEMENT

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement applicable to a particular series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE LOANS; WARRANTIES

         At the time of issuance of each series of Certificates, the Seller will cause the Mortgage Loans in the Trust Fund represented by that series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and prepayments of principal received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Interest Rate, the current scheduled monthly payment of principal and interest, the maturity date of each Note and the servicing compensation to the Servicer.

         In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of, or assigned to, the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) an officer's certificate regarding the original Lender's Title Insurance Policy, or other evidence of title; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Except as expressly permitted by the Agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

         The Trustee will hold such documents for each series of Certificates in trust for the benefit of all Certificateholders of such series. The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller, or another party specified in the applicable Prospectus Supplement, will be


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
required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

         In the Agreement for each series, the Seller or another party described in the Agreement (the "Representing Party") will make certain representations and warranties with respect to the Mortgage Loans. Unless otherwise specified in the applicable Prospectus Supplement, the representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the Lender's Title Insurance Policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage); (iii) each Primary Mortgage Insurance Policy is in full force and effect, and each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency during the preceding 12-month period and no such delinquency extended for more than 30 days; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or interest of any kind.

         Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Seller or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. Unless otherwise indicated in the applicable Prospectus Supplement, this obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

         The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

PAYMENTS ON MORTGAGE LOANS; CERTIFICATE ACCOUNT

         It is expected that the Agreement for each series of Certificates will provide that the Servicer will establish and maintain a special non-interest-bearing trust account or accounts (the "Certificate Account") in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Certificate Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, a Distribution Account may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

         The Servicer will deposit in the Certificate Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and prepayments of principal received on or before the Cut-Off Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement; (ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all principal prepayments (whether full or partial) on such Mortgage Loans received, together with


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
interest calculated at the Mortgage Interest Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such principal prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans--Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.

REPURCHASE OR SUBSTITUTION

         The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 45 days after execution and delivery of the related Agreement. Unless otherwise specified in the Prospectus Supplement, if any document required to be delivered by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect (or one and one half years if the Trustee shall not have received a document by virtue of the fact that such document shall not have been returned by the appropriate recording office), the Seller will (a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed to the related Certificateholders. Unless otherwise specified in the Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Seller for a material defect in a document relating to a Mortgage Loan.

         Unless otherwise specified in the Prospectus Supplement, the Seller will agree, within 90 days of the discovery by the Seller or receipt by the Seller of notice from the Trustee of any breach of any representation or warranty of the Seller set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "Defective Mortgage Loan"), to either
(a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed or (c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Unless otherwise specified in the Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

         If so specified in the Prospectus Supplement for a series where the Seller has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series. In such event, unless otherwise specified in the related Prospectus Supplement, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

         If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus Supplement:
(i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Remittance Rate, to be deposited in the Certificate Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a Remittance Rate equal to that of the removed Mortgage Loan, (iv) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (v) a Loan-to Value Ratio not greater than that of the removed Mortgage Loan, and (vi) in the reasonable determination of the Seller, be of the same type, quality and character as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

         If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates. If no REMIC election is made, any substitution will be made within 90 days after the initial issuance of the related Certificates.


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
CERTAIN MODIFICATIONS AND REFINANCINGS

         The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Mortgagor, and will also permit the Servicer to solicit such requests by offering Mortgagors the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Mortgagors request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

         The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Certificate Account.

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before May 31 of each year, beginning with May 31 in the fiscal year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

         The Agreement will also provide for delivery to the Trustee on or before May 31 of each fiscal year, beginning with May 31 in the fiscal year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

LIST OF CERTIFICATEHOLDERS

         Upon written request of any Certificateholder of record of a series of Certificates for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will furnish or cause to be furnished, within ten business days after the receipt of such request, to such Certificateholders a list of the names and addresses of the Certificateholders of that series as of the most recent Record Date.

         The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Certificate Account. If no


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
Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Seller may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Seller will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

REPORTS TO CERTIFICATEHOLDERS

         At least two Business Days before each Distribution Date, the Servicer will furnish to the Trustee certain information regarding the status of the Mortgage Loans and other matters. On the related Distribution Date, the Trustee will mail to Certificateholders a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

         (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

         (ii) The amount of such distribution allocable to interest separately identifying the amount allocable to each class;

         (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

         (iv) The aggregate Certificate Principal Balance (or Notional Principal Balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

         (v) The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

         (vi) The aggregate amount of any advances made by the Servicer included in the amounts distributed to Certificateholders on such Distribution Date;

         (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

         (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

         (ix) The Trustee will also furnish annually customary information deemed necessary for Certificateholders to prepare their tax returns.

         The Servicer will provide Certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

EVENTS OF DEFAULT

         Events of Default under the Agreement with respect to a series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be


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made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting
Rights of any class of Certificates to which a payment is not timely made; (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates affected by such failure; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; (vi) the Servicer ceases to be a Fannie Mae or FHLMC approved servicer during any time that either Fannie Mae or FHLMC continues to exist; and (vii) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement or the failure of the Servicer to make any Advance required to be made pursuant to the Agreement which failure continues unremedied for a period of three days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the aggregate Voting Rights of all classes of the Certificates affected by such failure.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating not less than 25% of each affected class, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer, to do so, if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

         No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of


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
the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Agreement may be amended by the Seller, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that series. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests aggregating either not less than 66% of all interests in the related Trust Fund or not less than 66% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in any manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The obligations of the parties to the Agreement for each Series will terminate upon (i) the purchase of all the Mortgage Loans, as described in the applicable Prospectus Supplement, (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding Mortgage Loan, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; or (iii) mutual consent of the parties and all Certificateholders. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

         As described in the applicable Prospectus Supplement, the Agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such series all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans for such series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that series.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS


         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


GENERAL


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
         The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens and claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, with the possible exception of triggering the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

RIGHT OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.


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
         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, their related regulations and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.
In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.


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
         Under the Agreement for each series of Certificates, the Seller will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Under the applicable Agreement, the Servicer will not b e required to make deposits to the Certificate Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

ENVIRONMENTAL CONSIDERATIONS

         Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could reduce the amounts otherwise distributable to the Certificateholders if the related Trust Fund were deemed to be liable for such Cleanup Costs and if such Cleanup Costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any Cleanup Costs incurred by federal or state authorities on the property that is the subject of such Cleanup Costs. All subsequent liens on such property are subordinated to such lien and, in several states, even prior recorded liens, including those of existing mortgages, are subordinated to such liens (a "Superlien"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither the Seller nor the Servicer will make any representation or warranty or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

         On March 21, 1994, the United States Court of Appeals for the 11th Circuit ruled in the case of Rodash v. AIB Mortgage Co. that the federal Truth in Lending Act requires mortgage lenders to disclose to borrowers the collection of certain intangible taxes and courier fees as prepaid finance charges. Since the Rodash decision, class action lawsuits have been brought against numerous mortgage lending institutions alleging certain violations of the Truth in Lending Act concerning the improper disclosure of various fees.

         For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which would require the borrowers to pay the principal balance of the mortgage loans, less a credit for interest paid, closing costs and prepaid finance charges.

         Unless otherwise specified in the Prospectus Supplement, the Seller or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any

Mortgage Loan in a manner that materially and adversely affects
Certificateholders, the Seller or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

                            LEGAL INVESTMENT MATTERS

         The Prospectus Supplement for each series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Marketing Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

         Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by, among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of obligations as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

         Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Sections 703.5(f)-(k) which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series or Classes of Certificates), except under limited circumstances.

         All depositary institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's "Supervisory Policy Statement on Securities Activities" (to the extent adopted by their respective regulators) (the "Policy Statement"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high risk mortgage securities" (including securities such as certain series or classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institutions regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 (the "Code") impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

         Although the Trustee for any series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Unless otherwise specified in the Prospectus Supplement, the Agreement will provide that the Residual Certificates of any series of Certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

         For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

REMIC ELECTIONS

         Under the Internal Revenue Code of 1986 (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust
Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

         If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

         The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

         The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

TAX OPINION.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver its opinion, dated as of the date of such issuance, generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

STATUS OF CERTIFICATES.

         The Certificates will be:


         o "qualifying real property loans" under Code Section 593(d)(1) (relating to the determination of reserves for losses on loans with respect to certain domestic building and loan associations, mutual savings banks, and cooperative banks);



         o assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and



         o "real estate assets" under Code Section 856(c)(5)(A) (relating to the classification of certain types of savings or loan associations as domestic building and loan associations),


to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

         In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections.

         The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

INCOME FROM REGULAR CERTIFICATES.

         GENERAL. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

         On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

         ORIGINAL ISSUE DISCOUNT. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

         The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates -- Variable Rate Regular Certificates".

         With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

         The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

         PV End + Dist - PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist = distributions made during the period includible in the stated redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

         The present value of the remaining distributions is calculated based on
(i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

         Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

         The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

         If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

         ACQUISITION PREMIUM. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

         MARKET DISCOUNT. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

         In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

         An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

         Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

         Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

         PREMIUM. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

         SPECIAL ELECTION TO APPLY OID RULES. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

         RETAIL REGULAR CERTIFICATES. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

         VARIABLE RATE REGULAR CERTIFICATES. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

         A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

         In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

         SUBORDINATED CERTIFICATES. Certain Series of Certificates may contain one or more classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

INCOME FROM RESIDUAL CERTIFICATES.

         TAXATION OF REMIC INCOME. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

         The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

         If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

         A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

         A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

         LOSSES. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

         EXCESS INCLUSIONS. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of

(i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

         Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax operating loss deduction.

         Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

         DISTRIBUTIONS. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

         PROHIBITED TRANSACTIONS; SPECIAL TAXES. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

         NEGATIVE VALUE RESIDUAL CERTIFICATES. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

         In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

         The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

SALE OR EXCHANGE OF CERTIFICATES.

         An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced

(but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.


           Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the Certificate has been held for more than eighteen months, more than one year but less than eighteen months, or one year or less. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).


         A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.


         Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or dispostion of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.


TAXATION OF CERTAIN FOREIGN INVESTORS.

         REGULAR CERTIFICATES. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to the issuer, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

         The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or an estate that is subject to U.S. federal income tax regardless of the source of its income.

         RESIDUAL CERTIFICATES. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

         With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such

Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

         Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

TRANSFERS OF RESIDUAL CERTIFICATES.

         Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

         DISQUALIFIED ORGANIZATIONS. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

         If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

         For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

         FOREIGN INVESTORS. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

         (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

         (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

         A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's

Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

         The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

         In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

         NONECONOMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

         (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

         (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

         A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

         The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has Conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.

         Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

         In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

REPORTING AND ADMINISTRATIVE MATTERS.

         Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

         The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

         An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

         The discussion in this Section applies only to a series of Certificates for which no REMIC election is made.

TRUST FUND AS GRANTOR TRUST.


         Upon issuance of each series of Certificates, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver its opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), and assuming the Trust Fund does not constitute a "taxable mortgage pool" as defined in Section 7701(i) of the Code (relating to the classification of certain types of entities as taxable mortgage pools), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.


         Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

STATUS OF THE CERTIFICATES.

         The Certificates, other than Interest Only Certificates, will be:


         o "qualifying real property loans" under Code Section 593(d)(1) (relating to the determination of reserves for losses on loans with respect to certain domestic building and loan associations, mutual savings banks, and cooperative banks);



         o "real estate assets" under Code Section 856(c)(5)(A) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and



         o assets described in Section 7701(a)(19)(C) of the Code (relating to the classification of certain types of savings or loan associations as domestic building and loan associations),


to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

POSSIBLE APPLICATION OF STRIPPED BOND RULES.

         In general, the provisions of Section 1286 of the Code (the "stripped bond rules") apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on a Mortgage Loan from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Mortgage Loans, or because the Servicing Fee is determined to be excessive (each, a "Stripped Certificate").

         Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed and amount that would be eligible for the de minimis rule described above under "REMIC Certificates - Income From Regular Certificates - Original Issue Discount", or (ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under "REMIC Certificates--Income From Regular Certificates--Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.

         If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

         DISCOUNT. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds .25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage

Loans, but there can be no assurance that this will be the case.

         In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, .25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates -- Income from Regular Certificates -- Market Discount" above.

         In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

         PREMIUM. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY.

         If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

         Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

SALES OF CERTIFICATES.

         A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

FOREIGN INVESTORS.

         Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates -- Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

         In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

REPORTING.

         Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

         Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                              PLAN OF DISTRIBUTION

         The Seller may sell Certificates of each series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of such methods.

         The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         If so specified in the Prospectus Supplement relating to a series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more classes of Certificates of such series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Seller or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a series may be deemed to be Underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Seller will be described, in the applicable Prospectus Supplement.

         It is anticipated that the underwriting agreement pertaining to the sale of any series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

         Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Act.

         If so indicated in the Prospectus Supplement, the Seller will authorize Underwriters or other persons acting as the Seller's agents to solicit offers by certain institutions to purchase the Certificates from the Seller pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

         The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                 USE OF PROCEEDS


         Substantially all of the net proceeds from the sale of each series of Certificates will be applied by the Seller to the purchase price of the Mortgage Loans underlying the Certificates of such Series.


                              FINANCIAL INFORMATION

         The Seller has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Seller will be provided, upon request, with a copy of the most recent financial statements of the Seller. Such request should be directed to: HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256, Attention: Office of the Secretary.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates offered hereby, including certain federal income tax matters, will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York.

                     INDEX OF CERTAIN PROSPECTUS DEFINITIONS

Defined Term                                                               Page

Accrual Certificates..........................................................8
Act..........................................................................52
Advance Guarantee.............................................................3
Agreement.....................................................................1
ARM Loans.....................................................................2
ARMS..........................................................................2
BankBoston...................................................................18
Bankruptcy Bond..............................................................16
Barnett......................................................................18
BBMC Acquisition.............................................................18
BBMC.........................................................................18
BMC..........................................................................18
Book-Entry Nominee...........................................................47
Buy-Down Fund................................................................11
Buy-Down Mortgage Loans.......................................................2
Buy-Down Reserve.............................................................11
Cash-Out Refinance Loans.....................................................11
Certificate Account...........................................................9
Certificate Interest Rate.....................................................8
Cleanup Costs................................................................36
Code..........................................................................5
Commission................................................................Cover
Compensating Interest Payment................................................18
Current Report...............................................................11
Cut-Off Date..................................................................8
Defective Mortgage Loan......................................................27
Delivery Date.................................................................7
Denomination..................................................................7
Deposit Guarantee.............................................................3
Distribution Date.............................................................8
DOL..........................................................................38
ERISA.........................................................................5
Exchange Act..............................................................Cover
Fund.........................................................................19
Garn-St. Germain Act.........................................................34
GIC..........................................................................16
Guarantor.....................................................................3
HomeSide Holdings............................................................18
HomeSide Lending..........................................................Cover
HomeSide Mortgage Securities..............................................Cover
Insurance Proceeds...........................................................12
Interest Accrual Period.......................................................9
Limited Guarantee.............................................................3
Liquidation Proceeds.........................................................12
Mortgage Loan Schedule.......................................................26
Mortgage Loans............................................................Cover
Mortgage Pool.................................................................1
Mortgage Pool Insurance Policy................................................4
NCUA.........................................................................37
Nonrecoverable Advance.......................................................24
Non-SMMEA Certificates.......................................................36
OID Regulations..............................................................40
OTS..........................................................................35

Parties In Interest..........................................................38
Plans........................................................................38
Policy Statement.............................................................37
Principal Prepayments.........................................................9
PTE 83-1.....................................................................38
Record Date...................................................................8
Regular Certificates.........................................................39
Relief Act...................................................................35
REMIC.....................................................................Cover
REMIC Regulations............................................................44
Remittance Rate...............................................................2
Representing Party...........................................................26
Reserve Account..............................................................13
Residual Certificates........................................................39
Residual Owners..............................................................44
Seller....................................................................Cover
Senior Certificates..........................................................13
Servicer..................................................................Cover
SMMEA.........................................................................5
Special Hazard Insurance Policy...............................................4
Stripped Bond Rules..........................................................49
Stripped Certificate.........................................................50
Subordinated Certificates....................................................13
Superlien....................................................................36
Title V......................................................................35
Trustee.......................................................................7
Trust Fund................................................................Cover
Underwriters.................................................................52

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.



          SEC Registration Fee......................   $125,000
          Legal Fees and Expenses...................    350,000
          Accounting Fees and Expenses..............    100,000
          Trustee's Fees and Expenses...............     30,000
          Printing and Engraving Fees...............     30,000
          Rating Agency Fees........................    240,000
          Miscellaneous.............................     10,000

          Total.....................................   $885,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Article Eighth of the Registrant's Certificate of Incorporation provides that the Registrant must indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent provided therein.

         Article VII of the Registrant's By-Laws provides that the Registrant shall indemnify to the full extent permitted by law and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Registrant, by reason of the fact that he is or was a director or officer of the Registrant, or by reason of the fact that he is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

ITEM 16.  EXHIBITS.

         1.1 Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K subsequent to the effectiveness of this Registration Statement).

         4.1*     Form of Pooling and Servicing Agreement for
                  Senior/Subordinated Securities.

         5.1** Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.

         8.1** Opinion of Morgan, Lewis & Bockius LLP regarding certain federal income tax matters with respect to the securities being registered.

         23.1** Consent of Morgan, Lewis & Bockius LLP (incorporated in Exhibits 5.1 and 8.1).

         24.1**   Powers of Attorney (incorporated in Signatures).

---------------
*  Filed previously
**  Filed herewith


ITEM 17.  UNDERTAKINGS.

The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirement set forth in Transaction Requirement B.5 will be met by the time of sale of the registered securities and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 12th day of November, 1997.


                                   HOMESIDE MORTGAGE SECURITIES, INC.

                                   By: /s/ Joe K. Pickett
                                      ----------------------
                                       Joe K. Pickett
                                       Chairman of the Board,
                                       Chief Executive Officer and Director


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe K. Pickett and Kevin D. Race, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature          Title                               Date

 /s/ Joe K. Pickett         Chairman of the Board,             November 12, 1997
--------------------------  Chief Executive Officer and
                            Director (Principal Executive
                            Officer)





 /s/ Hugh H. Harris         President, Chief Operating         November 12, 1997
--------------------------  Officer and Director




 /s/ Kevin D. Race          Vice President and                 November 12, 1997
--------------------------  Chief Financial Officer
                            (Principal Accounting Officer
                            and Principal Financial Officer)



 /s/ Robert J. Jacobs       Vice President, Secretary and      November 12, 1997
--------------------------  Director

                                  EXHIBIT INDEX


EXHIBIT                                DESCRIPTION

1.1 Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K subsequent to the effectiveness of this Registration Statement).

4.1*     Form of Pooling and Servicing Agreement for Senior/Subordinated
         Securities.

5.1** Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.

8.1** Opinion of Morgan, Lewis & Bockius LLP regarding certain federal income tax matters with respect to the securities being registered.

23.1** Consent of Morgan, Lewis & Bockius LLP (incorporated in Exhibits 5.1 and 8.1).

24.1**   Powers of Attorney (incorporated in Signatures).

---------------
* Filed previously
**  Filed herewith